UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Calumet, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Calumet, Inc. 1060 N Capitol Ave Suite 6-401 Indianapolis, IN 46204-1044

To Our Stockholders:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Calumet, Inc. (“we,” “our,” “us,” or the “Company”) to be held virtually at www.virtualshareholdermeeting.com/CLMT2025 on June 10, 2025, at 9:00 a.m. ET. This will be our inaugural Annual Meeting of Stockholders following our conversion from a Master Limited Partnership to a C-Corporation completed on July 10, 2024.
The matters expected to be acted upon at the Annual Meeting are described in detail on the following pages.
We are using a U.S. Securities and Exchange Commission rule that allows us to furnish our proxy materials over the internet. As a result, we are mailing to our stockholders a Notice Regarding the Availability of Proxy Materials instead of a paper copy of the following Proxy Statement, together with our 2024 Annual Report. The Notice Regarding the Availability of Proxy Materials contains instructions on how to access those documents over the internet or receive a paper copy of those documents. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.
It is important that you use this opportunity to take part in the affairs of the Company by voting on the business to come before the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote electronically via the internet or by telephone as described in the Notice Regarding the Availability of Proxy Materials and under “Information About the Meeting-Internet and Telephone Voting” within the following Proxy Statement, or alternatively, if you have received paper copies of our proxy materials, please complete, date, sign, and promptly return the accompanying proxy card or voting instruction form by mail using the enclosed envelope so that your shares may be represented at the Annual Meeting. Returning or completing the proxy card does not deprive you of your right to attend the Annual Meeting and vote your shares.
Thank you for your continued support of the Company.

Sincerely,

/s/ Todd Borgmann
Todd Borgmann
President & Chief Executive Officer
April 28, 2025

Notice of 2025 Annual Meeting of Stockholders
Date and Time
June 10, 2025 (Tuesday) 9:00 a.m. (Eastern Time)
Location
The Annual Meeting will be held virtually at www.virtualshareholder
meeting.com/CLMT2025
Who Can Vote
Only stockholders of record at the close of business on April 14, 2025, which is the record date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) will be held for the following purposes:

PROPOSALS	BOARD VOTE RECOMMENDATION	FOR FURTHER DETAILS
Election of Four Class I Director Nominees Named in the Accompanying Proxy Statement as Directors to Serve Until the 2028 Annual Meeting of Stockholders	FOR EACH DIRECTOR NOMINEE	Page 8
Advisory Vote to Approve Executive Compensation	FOR	Page 27
Advisory Vote on the Frequency of the Executive Compensation Vote	ONE YEAR	Page 54
Ratification of Selection of Grant Thornton LLP as Independent Registered Public Accounting Firm for 2025	FOR	Page 55

Stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
To participate in the virtual meeting, including to submit questions, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. Please refer to the “Attending the Meeting” section of the Proxy Statement for more details about attending the Annual Meeting online. If you hold your shares as of the record date as a stockholder of record or as a beneficial owner, you or your proxyholder may participate, vote, or submit questions during the meeting. A list of stockholders of record entitled to vote shall be available to any stockholder for any purpose relevant to the 2025 Meeting during the 10 days prior to the Annual Meeting upon request to the Office of the Corporate Secretary.
Indianapolis, Indiana
April 28, 2025
By Order of the Board of Directors,
/s/ Gregory J. Morical
Gregory J. Morical
Senior Vice President, General Counsel & Secretary

HOW TO VOTE
Whether or not you plan to attend the Annual Meeting, please vote electronically via the internet or by telephone as described on the Notice Regarding the Availability of Proxy Materials and under “Information About the Meeting-Internet and Telephone Voting” in the Proxy Statement, or alternatively, if you have received paper copies of proxy materials, complete, date, sign, and promptly return the accompanying proxy card or voting instruction form by mail using the enclosed envelope so that your shares may be represented at the Annual Meeting.

Internet Visit the website listed on your proxy card.
Telephone Call the telephone number on your proxy card.
Mail Sign, date, and return your proxy card in the enclosed envelope.
At the Annual Meeting Instructions will be provided on the meeting website during the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 10, 2025: The 2025 Proxy Statement, together with the 2024 Annual Report, are available at www.proxyvote.com
A Notice Regarding the Availability of Proxy Materials or the Proxy Statement and related proxy materials were first sent or made available to stockholders on April 28, 2025.

Calumet Business Highlights

Financial
•
In fiscal year 2024, we sold over 1,900 specialty and fuels products to approximately 2,400 customers. We believe that our ability to provide our customers with a more diverse selection of products than most of our competitors gives us an advantage in meeting the needs of large, strategic customers and allows us to compete in profitable niches.
•
Revenue reached approximately $4.2 billion in 2024.
•
Calumet’s common stock price increased approximately 23% in 2024, resulting in a Total 3-Year Cumulative Shareholder Return of approximately 67%.

Strategic
•
In July 2024, Calumet completed the conversion of our legal structure from a Master Limited Partnership to a C-Corporation (the “Conversion”).
•
On February 18, 2025, Montana Renewables, LLC (“Montana Renewables”), an unrestricted subsidiary of Calumet, received the first tranche of funding of approximately $782 million from the U.S. Department of Energy (the “DOE”) under a Loan Guarantee Agreement (the “LGA” or “DOE Loan”) with the DOE. The LGA provides for a $1.44 billion guaranteed loan facility to fund the construction and expansion of the renewable fuels facility owned by Montana Renewables. The expansion will deepen Montana Renewables position as one of the largest Sustainable Aviation Fuel (“SAF”) producers globally and is expected to result in an increase to annual production capacity of approximately 300 million gallons of SAF and 330 million gallons of combined SAF and renewable diesel.
•
With receipt of the first tranche of funding under the DOE Loan, we completely recapitalized Montana Renewables, eliminating approximately $80 million in third-party debt servicing costs annually during the construction period and setting the stage for growth through our MaxSAF™ expansion.
•
In March 2025, we closed on the sale of the assets related to the industrial portion of our Royal Purple® business, for approximately $105 million of cash proceeds.

Business
•
Calumet achieved several operational milestones, which include recording the Company’s lowest ever recordable incident rate, achieving a record throughput in the second half of the year at our Shreveport facility, and reducing operating costs throughout the business by more than $1 per barrel.
•
Montana Renewables achieved its year-end operational cost target of $0.70 per gallon, its feedstock pre-treatment unit was derisked, increased its SAF production capacity, and routinely reached new throughput highs.
•
Our Specialties business posted record sales volume in 2024. The strong results in a more challenging market environment were reflective of our commercial excellence programs and improved operational reliability.
•
Our Performance Brands Segment achieved 22% year-over-year volume growth in 2024. The second year of this segment’s transformation was built on a fully integrated specialties strategy and implementation of commercial excellence programs.

Calumet, Inc. 1 2025 Proxy Statement

Calumet’s History, Divisions, and Values
Calumet manufactures, formulates, and markets a diverse slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. We specialize in meeting the specific product needs of our customers, which provide solutions that sustain and enhance life’s most essential products and result in a brighter future for generations to come. At Calumet, we are committed to making the world safer, healthier, and more connected than ever before.
Calumet’s Divisions
Our business consists of three different segments – Specialty Products and Solutions, Performance Brands and Montana/Renewables. While they operate separately, they are all part of the Calumet family. This means that we’re focused on delivering the solutions our customers want and need for today’s ever-changing world.

Specialty Products and Solutions
Calumet specializes in meeting the specific product needs of our customers to provide solutions to sustain and enhance life’s most essential products and provide a brighter future for generations to come.

Our products are found in thousands of consumer and industrial products around the world.

Performance Brands
Calumet produces high-performance products for business-to-consumer and business-to-business markets. Some of our world-renowned brands include Bel-Ray® high-performance lubricants and greases, Royal Purple® premium consumer synthetic lubricants, and TruFuel® high-performance, ethanol-free engineered fuel.

Montana/Renewables
Montana Renewables converts renewable feedstocks (such as seed oils, used cooking oil, and tallow) into low-emission sustainable fuel alternatives that directly replace fossil fuel products. Located in Great Falls, Montana, we are a leader in North America’s energy transition movement. Calumet Montana Refining, also located in Great Falls, Montana, produces specialty asphalt, conventional gasoline, diesel, jet fuel, and specialty grades of asphalt, with production sized to serve local markets.

Calumet’s Values
At Calumet, we are grounded by our values. They are the foundation for our conduct, our decision making, and our commitment to customers and business partners.
Safety, Environment & Social Responsibility

We work safely, protect the environment, and are a good corporate citizen.
Excellence

We strive to be the best and to deliver exceptional performance.
Passion for Customers

We partner with our customers to offer unparalleled innovation and quality products and services.

Teamwork

We are honest and fair with each other, customers, and stakeholders. We are committed to high ethical standards and adhere to Calumet’s Code of Business Conduct and Ethics.
Ownership

We are nimble, accountable, and act as owners to deliver value for our stakeholders.

In this Proxy Statement, the terms “we,” “our,” “us,” “Calumet,” or the “Company” refer to Calumet, Inc.

Calumet, Inc. 2 2025 Proxy Statement

Voting Roadmap
The accompanying proxy is solicited on behalf of our Board of Directors (the “Board”) for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/CLMT2025 on June 10, 2025, at 9:00 a.m. Eastern Time.
This summary highlights certain information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and we encourage you to read the entire Proxy Statement before voting.

Proposal 1 Election of Class I Directors	FOR The Board recommends a vote FOR the election of each of the Class I director nominees. See page 8

Class I Directors Nominees
The following provides summary information about each Class I director nominee.

			Committee Membership
Name	Age	Director Since(1)	Class	Audit	Compensation	Nominating and Governance Committee	Risk	Strategy and Growth
John (“Jack”) G. Boss IND	65	2022	I	M		C(2)		M
Stephen P. Mawer	60	2016	I				M	M
Karen Narwold IND	65	N/A	I		M(2)	C(2)
Julio Quintana IND	65	N/A	I	M(2)			M(2)

C - Chair M - Member IND - Independent
(1)	For Mr. Boss and Mr. Mawer, reflects the date the respective person became a board member of the General Partner of Calumet. Ms. Narwold and Mr. Quintana are new nominees for election to the Board.
(2)
Subject their election at the Annual Meeting, Ms. Narwold will be appointed as a member of the Compensation Committee and as the Chair of the Nominating and Governance Committee, succeeding Mr. Boss, and Mr. Quintana will be appointed as a member of the Audit Committee and the Risk Committee.

Calumet, Inc. 3 2025 Proxy Statement

Board of Directors Snapshot

Corporate Governance Highlights

Board Composition	• 8 out of 10 directors and director nominees(1) are independent. • 4 out of 10 directors and director nominees(1) are women.

Board Committees	• We have an Audit Committee, Nominating and Governance Committee (the “Governance Committee”), Compensation Committee, Risk Committee, and Strategy and Growth Committee.

Single Voting Class	• Our common stock is the only class of voting shares outstanding.

One Share, One Vote	• Each share of our common stock is entitled to one vote.

Annual Board and Committee Performance Evaluations
•
The Board conducts an annual self-evaluation to assess its performance.
•
The Audit, Compensation and Governance Committees conduct annual self-evaluations to assess their performance and report such evaluations to the Board.

No “Poison Pill”	• We do not have a stockholder rights plan, or “poison pill,” in place.

Annual Auditor Ratification	• Stockholders have the opportunity to ratify the Audit Committee’s selection of our independent registered public accounting firm annually.

Director Orientation and Education	• Director onboarding orientation program and ongoing education initiatives.

(1)	Includes Class I director nominees and incumbent Class II and Class III directors.

Calumet, Inc. 4 2025 Proxy Statement

Proposal 2 Advisory Vote to Approve Executive Compensation	FOR The Board recommends a VOTE FOR this proposal. See page 27

Proposal 3 Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation	ONE YEAR The Board recommends voting for ONE YEAR on the frequency of future votes to approve executive compensation. See page 54

Executive Compensation Highlights
Our executive compensation program is designed to attract, motivate, and retain the best possible management team members, as well as to reward the achievement of both short-term and long-term goals necessary to promote growth and generate positive shareholder returns. In particular, the program is designed with the following primary objectives:
•	reward strong individual performance that drives our positive financial results and enterprise value;
•	make incentive compensation a significant portion of an executive’s total compensation, designed to balance short-term and long-term performance;
•	align the interests of our executives with those of our stockholders; and
•	attract, develop, and retain executives with a compensation structure that is competitive with other publicly-traded companies of a similar size.
For 2024, our program was comprised of base salary, annual incentives, and long-term equity-based incentives. Our primary business objectives are to generate cash flows, reduce debt leverage, grow our business and increase shareholder value. As a result, Adjusted EBITDA was the primary performance measure taken into account in making 2024 compensation decisions under both our annual and long-term incentive programs, as we believe this represented the most comprehensive measurement of our ability to generate cash flows and recognized the integrated and collaborative effort required by the full executive team to maximize performance.
Despite not meeting our Adjusted EBITDA goal for 2024, as commodity margins fell dramatically throughout the year, the Company achieved a number of key strategic business objectives, including the completion of our conversion to a C-Corporation, receiving a conditional commitment of the DOE Loan (with Tranche 1 funding of the DOE Loan received in early 2025), record setting safety performance, and significant improvements in key operational, reliability, and cost reduction measures at many of our facilities. The Compensation Committee considered these key strategic achievements when approving final compensation outcomes for 2024, which reflected year-over-year declines in total pay for each our named executive officers.

Calumet, Inc. 5 2025 Proxy Statement

During the second half of 2024, the Compensation Committee worked with its independent compensation consultant to develop a new incentive framework aligned with our new structure, including 2025 annual incentive opportunities earned based on Adjusted EBITDA (60% weighting) and operational priorities aligned with our values and key to advancing our strategic priorities (40% weighting). In 2025, we also granted long-term equity incentives in a mix of performance-based restricted stock units (“PSUs”) (weighted 50%) and time-based restricted stock units (“RSUs”) (weighted 50%). PSUs will be earned based on the achievement of relative TSR, net deleveraging and certain priority strategic initiatives, while RSUs fully vest on the third anniversary of the date of grant to promote retention.
For more information on our compensation programs, please refer to the Compensation Discussion & Analysis beginning on page 28.

Proposal 4 Ratification of Selection of Grant Thornton LLP as Independent Registered Public Accounting Firm for 2025	FOR The Board recommends a VOTE FOR this proposal. See page 55

Principal Accountant Fees and Services
The following table presents fees billed (in millions) for professional services rendered by Grant Thornton LLP and Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2024 and December 31, 2023, respectively.

	2024 FEES	2023 FEES
Audit fees(1)	$2.7	$4.5
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$2.7	$4.5

(1)	Audit fees above include those related to our annual audit, audit of subsidiaries and quarterly review procedures.

Calumet, Inc. 6 2025 Proxy Statement

Conversion to Corporation
On July 10, 2024, Calumet Specialty Products Partners, L.P. (the “Partnership”) converted from a Master Limited Partnership to a C-Corporation, pursuant to which the unitholders of the Partnership became stockholders of Calumet, Inc. At the effective time of the Conversion, each common unit of the Partnership issued and outstanding immediately prior to that time converted into one issued and outstanding share of common stock, $0.01 par value per share, of Calumet, Inc. Following the Conversion, our business and affairs are overseen by our Board, rather than Calumet GP, LLC, the former general partner of the Partnership (the “General Partner”), which previously managed the business and affairs of the Partnership. In the Conversion, the directors and executive officers of the General Partner immediately prior to the effective time of the Conversion became the directors and executive officers of the Company.

Calumet, Inc. 7 2025 Proxy Statement

Proposal 1
Election of Class I Directors
The Board consists of 10 directors. The Board is divided into three classes, each serving a staggered, three-year term (other than with respect to the initial terms of the Class I and Class II directors, which are one and two years, respectively). Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. There are currently four Class I directors, whose terms expire at the Annual Meeting; three Class II directors, whose terms expire at the 2026 Annual Meeting of Stockholders; and three Class III directors, whose terms expire at the 2027 Annual Meeting of Stockholders. As previously announced, James S. Carter and Daniel L. Sheets, each of whom currently serves as a Class I director, are retiring from the Board when their terms expire at the Annual Meeting. The Board thanks Mr. Carter and Mr. Sheets for their valuable contributions to Calumet during their years of service. The Board has nominated John (“Jack”) G. Boss, and Stephen P. Mawer, each of whom currently serves as a Class I director, and Karen Narwold and Julio Quintana, each of whom is a new nominee for election the Board, for election at the Annual Meeting to serve until our 2028 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Ms. Narwold and Mr. Quintana were recommended to the Board by a third-party search firm. Proxies cannot be voted for more than four persons, which is the number of nominees.
Unless otherwise directed, the persons named as proxies on the proxy card intend to vote all proxies FOR the election of the Board’s nominees, each of whom has consented to serve as a director if elected. In addition, if a proxy card is properly executed and returned but no direction is made, the persons named as proxies on the proxy card intend to vote all proxies FOR the election of the Board’s nominees. If any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board, unless the Board chooses to reduce its own size. The Board has no reason to believe that any of the nominees will be unable or will decline to serve if elected.
FOR
The Board recommends a vote FOR the election of each of the Class I director nominees set forth above.

Calumet, Inc. 8 2025 Proxy Statement

Proposal 1 Election of Class I Director
Independence, Qualifications, and Experience
Independence of Directors
As required under The Nasdaq Stock Market’s listing standards, a majority of the members of our Board must qualify as “independent directors,” as determined by the Board. The Board and the Governance Committee considered all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of The Nasdaq Stock Market. Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of his or her family members, and Calumet, our executive officers, or our independent registered public accounting firm, our Board has affirmatively determined that eight out of the 10 current members of our Board are independent directors. Our independent directors are: Mr. Carter, Mr. Sajkowski, Ms. Schumacher, Mr. Sheets, Mr. Raymond, Ms. Straumins, Mr. Boss, and Ms. Twitchell. In addition, the Board has affirmatively determined that Ms. Narwold and Mr. Quintana each qualify as independent directors. Our Board has further determined that all members of our Audit Committee, Compensation Committee and Governance Committee are independent and satisfy the relevant independence requirements for such committees. In making these determinations, the Board considered, among other things, ordinary course commercial relationships with companies at which members of the Board then served as executive officers (including The Heritage Group and Monument Chemical LLC). The aggregate annual amounts involved in these commercial transactions were less than 1% of the annual consolidated gross revenues of these companies. The Board has determined that none of these relationships are material and that none of these relationships impair the independence of any non-employee director.

Calumet, Inc. 9 2025 Proxy Statement

Proposal 1 Election of Class I Director
Class I Director Nominees
Set forth below is certain information relating to our Class I director nominees, including details on each director nominee’s specific experience, qualifications, attributes, or skills that led the Board to conclude that the person should be nominated for election as a director for another term.

John (“Jack”) G. Boss IND Age: 65 Committees: Audit, Governance (chair), Strategy and Growth
Background
John (“Jack”) G. Boss has served as a member of the Board since July 2024 and previously served on the board of the General Partner from August 2022 to July 2024. Mr. Boss brings over 40 years of experience to the Board of Calumet. He currently serves on the boards of directors of Cooper-Standard (NYSE: CPS), Wabash National (NYSE: WNC) and Libbey, Inc. Most recently, he was the President and Chief Executive Officer of Momentive Performance Materials, a specialty chemicals and materials business from 2014 until 2020. Prior to this role, Mr. Boss served in the role of President of Honeywell Safety Products from 2012 to 2014. Mr. Boss held various managerial roles within Honeywell’s Specialty and Chemicals businesses from 2003 through 2014. Prior to Honeywell, Mr. Boss served as Vice President at Great Lakes Chemical Corporation. Mr. Boss holds a Bachelor of Science in Mechanical Engineering from West Virginia University and a Master of Business Administration from Rutgers University.
Qualifications
Mr. Boss brings extensive specialty chemicals and materials knowledge. In addition, he brings to the Board a broad range of experiences and skills as a result of his service as a director of other public and private companies.

Stephen P. Mawer Chair of the Board Age: 60 Committees: Risk, Strategy and Growth
Background
Stephen P. Mawer has served as Chair of the Board since July 2024 and previously served on the board of the General Partner from March 2016 to July 2024, including as chair of the board of the General Partner from January 2023 to July 2024. From May 2022 until December 2022, Mr. Mawer served in the role of Executive Chair of the Company. From April 2020 until May 2022, Mr. Mawer served as the Chief Executive Officer of the Company. He retired as president of Koch Supply & Trading in 2014 following a 27-year career in commodities trading, risk management and refining operations. While at Koch, Mr. Mawer led global commodities trading and served as a senior member of the Koch Industries management team. Mr. Mawer holds Bachelor and Master degrees in Chemical Engineering from the University of Cambridge, England. Currently, he serves as a member of the board of directors at Zenith Energy Management and Howard Energy Partners, both of which are midstream companies, chair of the board of directors of ClimeCo Corporation, an environmental commodities development and management company, and on the advisory board of Entara Partners, a leading global asset manager of refining infrastructure. He previously served as a member of the advisory board of Heritage Environmental Services.
Qualifications
Mr. Mawer brings extensive knowledge of petroleum markets, refining economics, supply/marketing optimization, sustainability and renewable fuels, and risk management.

Calumet, Inc. 10 2025 Proxy Statement

Proposal 1 Election of Class I Director

Karen Narwold IND New Nominee Age: 65 Committees*: Compensation, Governance (chair) * Subject to Ms. Narwold’s election at the Annual Meeting.
Background
Karen Narwold most recently served as Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of Albemarle Corporation, a specialty chemicals manufacturing company, from 2010 until her retirement in 2023. From 2007 to 2010, Ms. Narwold served in a variety of leadership roles with Symmetry Holdings and its related companies, including General Counsel to Symmetry Holdings, Vice President, Chief Administrative Officer and General Counsel at Barzel Industries (acquired by Symmetry Holdings and f/k/a Novamerican Steel) and Advisor at Symmetry Advisors. Ms. Narwold worked for five years in private legal practice, followed by 16 years in roles of increasing leadership responsibility with GrafTech International, Ltd., including Vice President, General Counsel, Human Resources and Company Secretary. Ms. Narwold holds a Bachelor of Arts in Political Science from the University of Connecticut and a Juris Doctor from the University of Connecticut School of Law.

Ms. Narwold currently serves on the board of directors of Ingevity (NYSE: NGVT), where she is chair of the Sustainability and Safety Committee, a member of the Audit Committee, and a member of the Executive Committee. Ms. Narwold is National Association of Corporate Directors (NACD) Directorship Certified.
Qualifications
Ms. Narwold brings extensive specialty chemicals knowledge and legal and compliance expertise. In addition, she brings a broad range of experiences and skills as a result of her service as a public company director and her NACD certification.

Calumet, Inc. 11 2025 Proxy Statement

Proposal 1 Election of Class I Director

Julio Quintana IND New Nominee Age: 65 Committees*: Audit, Risk * Subject to Mr. Quintana’s election at the Annual Meeting.
Background
Julio Quintana served as President and Chief Executive Officer and member of the board of directors of Tesco Corporation, an oilfield services company, from 2005 until his retirement in 2015. Prior to his appointment as President and Chief Executive Officer of Tesco, Mr. Quintana served as Executive Vice President and Chief Operating Officer. Prior to joining Tesco, Mr. Quintana worked for Schlumberger Corporation, an oilfield services company, from 1999 to 2004 as Vice President of Integrated Project Management and Vice President of Marketing for the Americas. Prior to Schlumberger, Mr. Quintana worked for nearly 20 years for Unocal Corporation, an integrated exploration and production company, in various operational and managerial roles. Mr. Quintana holds a Bachelor of Science in Mechanical Engineering from the University of Southern California.

Mr. Quintana currently serves on the board of directors of Newmont Corporation (NYSE: NEM), where he is a member of the Corporate Governance and Nominating Committee and chair of the Leadership Development and Compensation Committee. He also serves as chair of the board of directors and chair of the Executive Committee of SM Energy Company (NYSE: SM). Mr. Quintana previously served on the board of directors of California Resources Corporation from 2020 until 2024 and Basic Energy Services from 2016 until 2021.
Qualifications
Mr. Quintana has extensive global management experience in petroleum markets, refining operations and exploration and production. In addition to his experience as the chief executive officer of a public company, Mr. Quintana brings significant experience on the boards of directors of public and private companies.

Calumet, Inc. 12 2025 Proxy Statement

Proposal 1 Election of Class I Director
Class II Directors Continuing in Office

Todd Borgmann Age: 42 Committees: None
Background
Todd Borgmann has served as President and Chief Executive Officer of the Company since July 2024. He previously served as Chief Executive Officer of the General Partner from May 2022 to July 2024. From February 2021 until May 2022, Mr. Borgmann served as Executive Vice President—Chief Financial Officer of the General Partner. Mr. Borgmann has over 15 years of experience with Calumet, serving the Company across a diverse set of management roles. For the five years preceding his appointment to Executive Vice President—Chief Financial Officer, Mr. Borgmann served as Senior Vice President—Chief Financial Officer, Senior Vice President—Interim Chief Financial Officer, and Vice President of Supply & Trading, developing extensive knowledge of petroleum markets, refining operations, and risk management. Mr. Borgmann has also served as the Vice President of Business Development of the Company and Director of the Company’s White Oils and Petroleum sales. Mr. Borgmann holds a Bachelor of Science in Industrial Engineering from Purdue University and a Master of Business Administration from the University of Notre Dame.
Qualifications
Mr. Borgmann brings significant leadership experience, strong financial acumen and extensive knowledge of and experience in petroleum markets, refining operations, and risk management.

Daniel J. Sajkowski IND Age: 65 Committees: Governance, Risk (chair)
Background
Daniel J. Sajkowski has served as a member of the Board since July 2024 and previously served on the board of the General Partner from September 2014 to July 2024. Mr. Sajkowski has served as Executive Vice President, Growth and New Ventures of The Heritage Group, a privately held business managing a diverse portfolio of operating companies in heavy construction and materials, since 2013. Prior to joining The Heritage Group, Mr. Sajkowski was the Senior Director — Downstream Technology at Sapphire Energy from 2010 until 2013. From 2004 to 2010, Mr. Sajkowski served as business unit leader at BP’s Whiting, Indiana refinery. During his career with BP/Amoco, Mr. Sajkowski also held positions as the Manager of Integrated Supply and Trading from 2002 until 2004 and Vice President of Refining Technology from 2000 until 2002. Mr. Sajkowski holds Bachelor of Science and Master of Science degrees in Chemical Engineering from the University of Michigan and a Doctor of Philosophy in Chemical Engineering from Stanford University. He also completed The General Manager Program at Harvard University.
Qualifications
Mr. Sajkowski has extensive refining industry experience including planning, operations and managerial roles for a large multinational refining company. His broad background of experience provides helpful insight to the Company in our implementation of strategic initiatives and our refinery operations in general.

Calumet, Inc. 13 2025 Proxy Statement

Proposal 1 Election of Class I Director

Jennifer G. Straumins IND Age: 51 Committees: Risk, Strategy and Growth
Background
Jennifer G. Straumins has served as a member of the Board since July 2024 and previously served on the board of the General Partner from February 2021 to July 2024. Ms. Straumins serves on the board of directors of Wincoram Asset Management and ZXP Technologies. Ms. Straumins previously served as the chair of the board of directors of Maverick Performance Products, for which she was a founding member, until the company was acquired in 2024. Prior to founding Maverick Performance Products, Ms. Straumins was an employee of the Partnership for 13 years holding various positions. Prior to joining Calumet, Ms. Straumins held financial planning positions with Great Lakes Chemical Company and Exxon Chemical Company. Ms. Straumins holds a Bachelor of Engineering in Chemical Engineering from Vanderbilt University and a Master of Business Administration from the University of Kansas.
Qualifications
Ms. Straumins brings extensive specialty chemicals knowledge. Her background provides helpful insight to the Company in our implementation of strategic initiatives and operations in general.

Class III Directors Continuing in Office

Paul C. Raymond III IND Age: 59 Committees: Compensation, Risk, Strategy and Growth (chair)
Background
Paul C. Raymond III has served as a member of the Board since July 2024 and previously served on the board of the General Partner from November 2020 to July 2024. Mr. Raymond brings over three decades of industry experience, which includes serving in his current role of Chief Executive Officer of Monument Chemical, a privately held chemical company, since July 2020, and previously as President and Chief Executive Officer of Sonneborn, LLC from 2012 to 2019. Mr. Raymond holds a Bachelor of Science in Chemical Engineering from Rice University and a Doctor of Philosophy in Chemical Engineering from the University of Texas at Austin.
Qualifications
Mr. Raymond brings extensive specialty chemicals knowledge and strategic insights, as well as experience leading and growing similar businesses.

Calumet, Inc. 14 2025 Proxy Statement

Proposal 1 Election of Class I Director

Amy Schumacher IND Age: 53 Committees: Compensation, Governance
Background
Amy M. Schumacher has served as a member of the Board since July 2024 and previously served on the board of the General Partner from September 2014 to July 2024. Ms. Schumacher has been part of The Heritage Group since 2003, working in various capacities and leading a variety of growth projects along the way. In 2008, Ms. Schumacher founded Monument Chemical and served as President and Chief Executive Officer for eight years. In 2016, Ms. Schumacher transitioned to President of The Heritage Group and was appointed Chief Executive Officer in 2020. From 1998 to 2003, Ms. Schumacher served as a consultant with Accenture. Ms. Schumacher holds a Bachelor of Science in Civil Engineering from Purdue University and a Master of Science in Management from the Massachusetts Institute of Technology Sloan School. Ms. Schumacher currently serves as Chief Executive Officer and a trustee for The Heritage Group and sits on a number of private subsidiary boards. Ms. Schumacher is the daughter of Fred M. Fehsenfeld, Jr., the former chair of the board of the General Partner.
Qualifications
Ms. Schumacher has extensive managerial experience including planning and strategy. She possesses a broad background within the chemicals industry, with specific experience in strategic growth projects.

Karen A. Twitchell IND Lead Independent Director Age: 69 Committees: Audit, Governance
Background
Karen A. Twitchell has served as a member of the Board since July 2024 and previously served on the board of the General Partner from August 2022 to July 2024. In 2025, Ms. Twitchell was appointed by the Board’s independent directors to serve as the Board’s Lead Independent Director. Ms. Twitchell brings more than a dozen years of Board experience and 30 years of executive experience to the Board of Calumet. Ms. Twitchell was chair of the board of directors of Trecora Resources (NYSE: TREC), a petrochemical and specialty wax manufacturer, until the sale of the company in June 2022. In addition, she serves on the board of directors of Kraton Corp and HMTX Industries. Previously, she served on the board of directors of KMG Chemicals’ (NYSE: KMG). From 2010 to 2013, Ms. Twitchell was Executive Vice President and Chief Financial Officer of Landmark Aviation, a private equity-backed fixed base operator for the aviation industry. Prior to 2010, Ms. Twitchell was Vice President and Treasurer of LyondellBasell Industries/Lyondell Chemical Company. Ms. Twitchell has also held senior management positions in the aluminum and cement manufacturing industries. Ms. Twitchell holds a Bachelor of Arts in Economics from Wellesley College and a Master of Business Administration from Harvard Business School.
Qualifications
Ms. Twitchell brings extensive leadership experience in the chemicals industry, strong financial acumen as a former chief financial officer and treasurer, and significant experience on the boards of directors of public and private companies. Her background provides helpful insight to the Company in our implementation of strategic and financial initiatives.

Calumet, Inc. 15 2025 Proxy Statement

Corporate Governance
Overview
Our business is conducted by our employees, managers, and officers, under the direction of our Chief Executive Officer and the oversight of the Board, to enhance the long-term value of our Company for our stockholders. Key corporate governance documents that guide our corporate governance structure and processes, including our Corporate Governance Guidelines and the charters of the Board’s committees, are available on our Investor Relations website at https://calumet.investorroom.com/governance-documents.
Board Structure and Operations
Composition of our Board of Directors
Our Bylaws provide that the size of our Board may be set from time to time by our then current Board. Our Board currently consists of 10 members.
In connection with the Conversion, we entered into a Stockholders’ Agreement with The Heritage Group (the “Stockholders’ Agreement”), which provides The Heritage Group and certain of its affiliates the right to designate a certain number of nominees for election to our Board. Accordingly, under our Amended and Restated Certificate of Incorporation (the “Certificate”), The Heritage Group has the right, but not the obligation, to designate for nomination, and, in accordance with the terms of the Stockholders’ Agreement, the Board will take necessary action (subject to its fiduciary duty) to cause the election of:
•	Two directors of the Board, so long as The Heritage Group and its affiliates beneficially own 16.7% or more of the outstanding shares of common stock.
•	One director of the Board, so long as The Heritage Group and its affiliates beneficially own less than 16.7% but more than 5% of the outstanding shares of common stock.
•	No directors of the Board if The Heritage Group and its affiliates beneficially own less than 5% of the outstanding shares of common stock.
When The Heritage Group loses the right to designate one or more directors of the Board, each director designated for nomination by The Heritage Group will continue to serve until his or her term expires.
The Certificate also provides that The Heritage Group has the right to designate a director to fill any vacancies created by the resignation or removal of a director designated by The Heritage Group. In accordance with the terms of the Stockholders’ Agreement, Calumet agrees to take, or cause to be taken, all necessary action (subject to the Board’s fiduciary duty), to cause any such vacancy to be filled in accordance with the terms of the Certificate. As long as The Heritage Group has the right to designate at least one director, each committee of the Board will include one director designated by The Heritage Group.
In addition, until the earlier of the Heritage Group and its affiliates no longer owning at least 5% of the outstanding shares of common stock and the third anniversary of the closing date of the Conversion, any increase or decrease in the size of the Board or any appointment or removal of the Chair of the Board will require the consent of The Heritage Group.
Paul Raymond III and Daniel Sajkowski were each designated by The Heritage Group pursuant to the Stockholders’ Agreement.

Calumet, Inc. 16 2025 Proxy Statement

Corporate Governance
Board Leadership Structure
The Governance Committee and the Board regularly review the Board’s leadership structure to evaluate whether the structure remains appropriate for the Company.
The Board will periodically appoint a chair of the Board (the “Chair”). Both independent and management directors, including the CEO, are eligible for appointment as the Chair. The Company will appropriately disclose the name of the Chair and the method by which interested parties may contact the Chair or the independent directors as a group.
Currently, the Board Chair, Mr. Mawer, is not an independent director. Accordingly, the independent directors have appointed Ms. Twitchell to serve as the Board’s lead independent director. As the lead independent director, Ms. Twitchell has the responsibilities of: (a) presiding at meetings of the Board at which Mr. Mawer is not present, including executive sessions of the independent and non-management directors, as applicable; (b) coordinating with Mr. Mawer regarding information sent to the Board; (c) coordinating with Mr. Mawer regarding the agenda and schedule for Board meetings to provide that there is sufficient time for discussion of all agenda items; (d) serving as liaison between Mr. Mawer and the independent directors; and (e) being available for consultation and communication with major stockholders upon request. Ms. Twitchell also has the authority to call executive sessions of the independent directors.
Board Committees
AUDIT COMMITTEE

Members(1) James S. Carter (Chair) John (“Jack”) G. Boss Daniel L. Sheets Karen A. Twitchell Meetings in 2024: 5
Principal Responsibilities
The Board has established an Audit Committee to:

•
oversee the accounting and financial reporting processes of the Company and our subsidiaries, including the audits of the Company’s financial statements and the quality, integrity and reliability of the financial statements and other financial information the Company provides to any governmental body or the public;

•
oversee the Company’s compliance with legal and regulatory requirements;

•
oversee the independent auditors’ qualifications, independence and performance; and

•
oversee the Company’s systems of internal controls regarding finance, accounting, disclosure, legal compliance and ethics that management and the Board have established.
Independence
Each member of the Audit Committee meets the independence criteria of The Nasdaq Stock Market’s and the SEC’s rules. Each Audit Committee member meets The Nasdaq Stock Market’s financial knowledge requirements, and the Board has determined that the Audit Committee has at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities as required by Rule 5605(c)(2) of The Nasdaq Stock Market. Our Board has determined that Mr. Carter and Ms. Twitchell are each an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.
Charter
The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and The Nasdaq Stock Market. The Audit Committee’s charter is available on our Investor Relations website at https://calumet.investorroom.com/governance-documents.

(1)
Following the Annual Meeting, the Audit Committee will comprise Ms. Twitchell (Chair), Mr. Boss, Mr. Raymond and, subject to his election at the Annual Meeting, Mr. Quintana. The Board has determined that each of Mr. Raymond and Mr. Quintana meets the independence criteria of The Nasdaq Stock Market’s and the SEC’s rules and meets The Nasdaq Stock Market’s financial knowledge requirements.

Calumet, Inc. 17 2025 Proxy Statement

Corporate Governance
COMPENSATION COMMITTEE

Members(1) Daniel L. Sheets (Chair) Paul C. Raymond III Amy M. Schumacher Meetings in 2024: 7
Principal Responsibilities
The Board has established a Compensation Committee to:

•
assist the Board in fulfilling its oversight responsibilities relating to compensation of the directors, Chief Executive Officer (“CEO”) and other senior executives of the Company;

•
have overall responsibility for, among other things, evaluating and either approving or recommending to the Board the compensation plans, policies and programs in which the Company’s directors, CEO and other senior executives are eligible to participate; and

•
review the overall compensation philosophy and strategy of the Company, including the appropriate peer group and target positioning with respect to the Company’s CEO and other senior executives.
Independence
Each Compensation Committee member has been determined to be an “independent director” under the rules of The Nasdaq Stock Market for compensation committee members and Messrs. Raymond and Sheets each qualify as a “non-employee director” pursuant to Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Charter
The Compensation Committee operates pursuant to a written charter. The Compensation Committee’s charter is available on our Investor Relations website at https://calumet.investorroom.com/governance-documents.
For further information regarding the role of management and the independent compensation consultant in setting executive compensation, see “Executive Compensation — Compensation Discussion & Analysis” elsewhere in this Proxy Statement.

(1)
Following the Annual Meeting, the Compensation Committee will comprise Mr. Boss (Chair), Ms. Schumacher, and, subject to her election at the Annual Meeting, Ms. Narwold. The Board has determined that each of Mr. Boss and Ms. Narwold is an “independent director” under the rules of The Nasdaq Stock Market for compensation committee members and qualifies as a “non-employee director” pursuant to Rule 16b-3 promulgated under Section 16 of the Exchange Act.

NOMINATING AND GOVERNANCE COMMITTEE

Members(1) John (“Jack”) G. Boss (Chair) James S. Carter Daniel J. Sajkowski Amy M. Schumacher Karen A. Twitchell Meetings in 2024: 4
Principal Responsibilities
The Board has established a Governance Committee to:

•
engage in succession planning for the Board;

•
identify, recommend and select individuals qualified to fill any vacancies on the Board or a committee thereof (consistent with criteria approved by the Board);

•
recommend to the Board the Company’s director candidates for election at the annual meeting of stockholders;

•
annually evaluate the performance of the CEO;

•
develop and recommend to the Board a set of corporate governance principles; and

•
perform a leadership role in shaping the Company’s corporate governance.
Independence
Each Governance Committee member has been determined by the Board to be an “independent director” under the rules of The Nasdaq Stock Market.
Charter
The Governance Committee operates pursuant to a written charter. The Governance Committee’s charter is available on our Investor Relations website at https://calumet.investorroom.com/governance-documents.

(1)	Following the Annual Meeting, the Governance Committee will comprise Mr. Sajkowski, Ms. Schumacher, Ms. Twitchell and, subject to her election at the Annual Meeting, Ms. Narwold (Chair).

Calumet, Inc. 18 2025 Proxy Statement

Corporate Governance
RISK COMMITTEE

Members(1) Daniel J. Sajkowski (Chair) Stephen P. Mawer Paul C. Raymond III Jennifer G. Straumins Meetings in 2024: 4
Principal Responsibilities
The Board has established a Risk Committee to:

•
oversee that the management team has identified and assessed the significant risks that the Company faces, such as strategic, operational, financial, market, regulatory, legal, business, and reputational risks;

•
oversee that the management team has an appropriate plan in place with respect to prioritizing and developing a risk management approach capable of addressing the identified risks, including appropriate policies and procedures, and assessing whether management is effectively executing the plan;

•
work with the management team to help inform the full Board’s thinking with respect to the Company’s risk tolerance in relevant areas of risk; and

•
coordinate risk oversight with other Board committees.
Independence
Each member of the Risk Committee, other than Mr. Mawer, has been determined by the Board to be an “independent director” under the rules of The Nasdaq Stock Market.
Charter
The Risk Committee operates pursuant to a written charter. The Risk Committee’s charter is available on our Investor Relations website at https://calumet.investorroom.com/governance-documents.

(1)	Following the Annual Meeting, the Risk Committee will comprise Mr. Sajkowski (Chair), Mr. Mawer, Ms. Straumins and, subject to his election at the Annual Meeting, Mr. Quintana.
STRATEGY AND GROWTH COMMITTEE

Members(1) Paul C. Raymond III (Chair) John (“Jack”) G. Boss Stephen P. Mawer Jennifer G. Straumins Meetings in 2024: 4
Principal Responsibilities
The Board has established a Strategy and Growth Committee that has overall responsibility for assisting the Board and management in fulfilling its oversight responsibilities relating to the Company’s:

•
long-term strategy;

•
risks and opportunities relating to the strategy;

•
decisions in support of the strategy such as business processes improvements, capital and organizational investments; and

•
business development decisions in support of the strategy for acquisitions, divestitures and mergers, and other key strategic transactions outside the ordinary course of the Company’s business.
Independence
Each member of the Strategy and Growth Committee, other than Mr. Mawer, has been determined by the Board to be an “independent director” under the rules of The Nasdaq Stock Market.
Charter
The Strategy and Growth Committee operates pursuant to a written charter. The Strategy and Growth Committee’s charter is available on our Investor Relations website at https://calumet.investorroom.com/governance-documents.

(1)	Following the Annual Meeting, the Strategy and Growth Committee will comprise Mr. Raymond (Chair), Mr. Mawer and Ms. Straumins.

Calumet, Inc. 19 2025 Proxy Statement

Corporate Governance
Board Nominations and Succession Planning
In recommending candidates for election to the Board, the Governance Committee considers the performance and qualifications of each potential nominee or candidate, not only for his or her individual strengths but also for his or her potential contribution to the Board as a group. In carrying out this responsibility, the Governance Committee also considers additional factors, such as business experience, expertise within industries and markets tangential or complementary to the Company’s industry, financial acumen, professional skills, demonstrated leadership experience, and the ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at Board and committee meetings, and diversity of backgrounds and viewpoints. Additionally, pursuant to its charter, the Governance Committee evaluates and reviews with the Board the criteria for selecting new directors in the context of the current composition of the Board and its committees. The pool of new director candidates from which the Governance Committee recommends new director nominees includes highly qualified candidates with diverse backgrounds, viewpoints, skills, and experience.
The Governance Committee considers candidates for director nominees proposed by directors and stockholders. The Governance Committee may also from time to time retain one or more third-party search firms to identify suitable candidates.
If you would like to recommend to the Governance Committee a prospective candidate, please submit the candidate’s name and qualifications to: Gregory J. Morical, Senior Vice President, General Counsel & Secretary, Calumet, Inc., 1060 N Capitol Ave, Suite 6-401, Indianapolis, IN 46204-1044.
The Governance Committee will consider all candidates identified by the directors, the chief executive officer, stockholders, or third-party search firms through the processes described above, and will evaluate each of them, including incumbents and candidates nominated by stockholders, based on the same criteria.
Board Evaluation Process
The Governance Committee oversees the annual evaluation of the Board and its committees. Each year, the Governance Committee determines the format for the annual performance reviews, and the Chair of each Board committee is responsible for leading that committee’s performance review and the Chair is responsible for leading the Board’s performance review. The results of the reviews are reported to Mr. Boss, in his capacity as Chair of the Governance Committee, who in turn reports the results of the reviews to the entire Board. In addition to these reviews, Mr. Boss solicits comments and feedback from each director on the operation of the Board and the committees and areas for improvement.
Board Responsibilities
Board and Committee Meetings

2024 MEETING ACTIVITY	BOARD 7 MEETINGS	COMMITTEES 28 MEETINGS COLLECTIVELY*
ATTENDANCE
During 2024, no director attended fewer than 75% of the aggregate of (i) the total number of meetings held by the Board and (ii) the total number of meetings held by all committees on which he or she served.

*	Includes two meetings held in 2024 by each of the Conflicts Committee and the Leadership and Talent Development Committee of the board the General Partner.
Board Members’ Attendance at the Annual Meeting
Directors are expected to attend the annual meeting of stockholders absent unusual circumstances. Our 2025 Annual Meeting will be Calumet’s first annual meeting of stockholders following the completion of the Conversion.

Calumet, Inc. 20 2025 Proxy Statement

Corporate Governance
Risk Oversight
The Board is actively engaged in risk oversight for the Company. Throughout the year, the Board’s committees, the Board and senior management discuss the areas of material risk to the Company. Risks are identified and evaluated quarterly as part of the Company’s disclosure controls and procedures, and, if material, disclosed in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
Our Board and its committees also engage third-party experts from time to time to help evaluate risks. For example, the Compensation Committee engages an independent compensation consultant to assist with the Company’s Compensation Risk Assessment.

Board

The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives reports from the appropriate member of senior management responsible for mitigating these risks within the organization to enable the Board to understand our risk identification, risk management, and risk mitigation strategies.

Committees

The Chairs of the relevant committees brief the full Board on the committees’ oversight of risks within their purview during the committee reports portion of each regular Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships, and enables the full Board to provide input on the Company’s risk assessment and risk management efforts.

The Risk Committee oversees the regular assessment of the Company’s risk management approach.	The Audit Committee oversees the assessment of the risks related to the Company’s audit policies and programs applicable to officers and employees.	The Compensation Committee oversees risks related to the Company’s compensation policies and programs applicable to officers and employees.

Calumet, Inc. 21 2025 Proxy Statement

Corporate Governance
Risk Reporting to the Board and its Committees
The chart below shows selected areas of risk and which of the Board committees or the full Board receives regularly scheduled reports from senior management with respect to such area of risk.

RISK AREA	FULL BOARD	RISK COMMITTEE	AUDIT COMMITTEE	COMPENSATION COMMITTEE	STRATEGY COMMITTEE
Cybersecurity/Technology	•	•
Financial	•		•
Litigation			•
Enterprise (ERM)	•	•
Legal and Compliance			•
Compensation/Human Capital Management				•
Strategic	•				•

Enterprise Risk Management Program Summary
The Company’s management conducts an annual enterprise risk assessment, which is performed under the oversight of the Risk Committee. The results of the assessment are presented to the Risk Committee. Specific risks related to areas of the Company that are within the purview of other Committees are specifically identified and communicated to those Committees. The risks identified in the annual enterprise risk assessment inform the topics to be addressed by each relevant Committee during the year.
Management Succession Planning
The Board recognizes the importance of the effectiveness of the Company’s executive leaders for the Company’s success, and the Board is actively engaged in executive succession planning. The Board has delegated to the Governance Committee and Compensation Committee joint responsibility for reviewing and assessing the management development and succession planning process for the Chief Executive Officer and senior executives and reporting their findings to the Board. As part of the succession planning process, the Committees work closely with our management, including our Senior Vice President of Human Resources, to identify succession candidates for senior management other than the Chief Executive Officer. Although the Board retains responsibility for identifying succession candidates for the Chief Executive Officer, the Committees are charged with developing the processes and strategies to identify succession candidates.
Ethics and Compliance Oversight
Integrity is one of Calumet’s core values and guides our culture of compliance. The cornerstone of our Compliance and Ethics Program is our Code of Business Conduct and Ethics, which is applicable to directors, officers and employees. Our Code sets forth our commitment to high ethical standards, and all employees are required to annually acknowledge their commitment to comply with the Code. Employee certifications are monitored by the Corporate Compliance Officer, and certification status is presented regularly to the corporate Compliance Committee and to the Audit Committee of the Board of Directors. Individuals with overdue certifications are notified and reminded of their compliance obligations, and continuously overdue certifications are escalated to the appropriate supervisors.

Calumet, Inc. 22 2025 Proxy Statement

Corporate Governance
Other Governance and Ethics Policies and Practices
Code of Conduct
We have adopted a written Code of Business Conduct and Ethics, which is posted on our Investor Relations website at https://calumet.investorroom.com/governance-documents. The Code of Conduct applies to all directors, officers, and employees.
We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Conduct, to the extent applicable to the principal executive officer, principal financial officer, or other senior accounting officers, by posting such information on our Investor Relations website within four business days under “Governance Documents” at https://calumet.investorroom.com/governance-documents.
Transactions with Related Persons
Policies and Procedures with Respect to Transactions with Related Persons
Our Audit Committee has adopted a written policy (the “Related Person Transaction Policy”) on transactions with “Related Persons,” defined in the policy as any (1) person who is or was (since the beginning of the Company’s last completed fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (2) greater than 5% beneficial owner of the Company’s common stock, or (3) the immediate family members of any of the foregoing. For purposes of the Related Person Transaction Policy, an “Interested Transaction” is defined as any transaction, arrangement, relationship, or series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved since the beginning of the Company’s last completed fiscal year is or is expected to exceed $120,000 (including any periodic payments or installments due on or after the beginning of the Company’s last completed fiscal year and, in the case of indebtedness, the largest amount expected to be outstanding and the amount of annual interest thereon), (2) the Company or any of our subsidiaries is a participant, and (3) any Related Person has or will have a direct or indirect interest. The Audit Committee will review the material facts of all Interested Transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the Interested Transaction, taking into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in such Interested Transaction. If advance Audit Committee review and approval of an Interested Transaction requiring the Audit Committee’s approval is not feasible, then the Interested Transaction will be considered and, if the Audit Committee determines it to be appropriate, approved via ratification at the Audit Committee’s next regularly scheduled meeting. In addition, the policy provides standing pre-approval for certain types of transactions that the Audit Committee has reviewed and determined shall be deemed pre-approved.
There are no transactions required to be reported under Item 404(a) of Regulation S-K where the Related Person Transaction Policy did not require review, approval or ratification, or where the Related Person Transaction Policy was not followed, since January 1, 2024.
Certain Relationships and Related Transactions
Stockholders’ Agreement
In connection with the Conversion, we entered into the Stockholders’ Agreement with The Heritage Group. The Stockholders’ Agreement gives The Heritage Group and its affiliates the right to designate a certain number of nominees for election to our Board so long as the Heritage Group does not sell below, or beneficially owns (directly or indirectly), as applicable, a specified percentage of our outstanding common stock. For additional information, please see “— Composition of our Board of Directors” above.

Calumet, Inc. 23 2025 Proxy Statement

Corporate Governance
Registration Rights Agreement
In connection with the Conversion, we entered into a registration rights agreement with The Heritage Group and its related trusts (the “Sponsor Parties”). The agreement contains provisions that require us to register, under the federal securities laws, the offer and resale of shares of our common stock held by the Sponsor Parties upon demand thereof. The agreement provides that no more than two times in any 12-month period, the Sponsor Parties may request to sell all or any portion of their registrable securities in an underwritten offering so long as the offering is reasonably expected to result in gross proceeds in an aggregate amount of at least $25 million. Under the agreement, we have also granted the Sponsor Parties customary “piggyback” registration rights. These registration rights are subject to certain conditions and limitations. We are generally obligated to pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.
Product Sales and Related Purchases
During 2024, we made ordinary course sales of certain specialty products to Monument Chemical, LLC (“Monument Chemical”), a specialty chemical company owned in part by The Heritage Group, one of the holders of more than 5% of our common stock, and Jennifer G. Straumins, one of our directors. Since January 1, 2024, we have made $0.1 million in purchases from Monument Chemical in 2024. The total sales made by us to Monument Chemical since January 1, 2024 are approximately $7.3 million. We anticipate that we will continue to buy products from and sell products to Monument Chemical in the future. We believe that the product prices and credit terms related to the purchases from and sales to Monument Chemical are comparable to prices and terms offered to non-affiliated third parties.
During 2024, we made ordinary course sales of certain fuel products to Asphalt Materials, a company in the asphalt formulation and manufacturing business owned in part by The Heritage Group. Since January 1, 2024, the total sales made by us to Asphalt Materials are approximately $0.5 million. We anticipate that we will continue to sell products to Asphalt Materials in the future. We believe that the product sales prices and credit terms offered to Asphalt Materials are comparable to prices and terms offered to non-affiliated third-party customers.
Intellectual Property Rights Agreement
On January 6, 2012, the Partnership acquired all of the membership interests of TruSouth Oil, LLC (“TruSouth”). As part of the transaction, TruSouth, the Partnership and the sellers of TruSouth, which included The Heritage Group, entered into an Intellectual Property Rights Agreement dated January 6, 2012 (“IPRA”). In the IPRA, TruSouth (now known as Calumet Branded Products, LLC (“Calumet Branded”)) agreed to pay the sellers a royalty on each qualified gallon of engineered fuel sold to third parties. Since January 1, 2024, Calumet Branded has paid The Heritage Group a total of $0.9 million, in royalties under the IPRA.
Communicating with the Board
Any stockholder who desires to contact the Board may do so electronically by sending an email to Gregory J. Morical, Senior Vice President, General Counsel & Secretary at greg.morical@calumetspecialty.com. Alternatively, a stockholder may contact the Board by writing to: Board of Directors, Calumet, Inc., 1060 N Capitol Ave., Suite 6-401, Indianapolis, IN 46204, Attention: Secretary. Communications received electronically or in writing are distributed to the Chair of the Board or other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

Calumet, Inc. 24 2025 Proxy Statement

Corporate Governance
Executive Officers
The current executive officers of Calumet are as follows:

Name	Age	Position
Todd Borgmann(1)	42	President & Chief Executive Officer
David Lunin	44	Executive Vice President — Chief Financial Officer
Bruce Fleming	68	Executive Vice President — Montana Renewables & Corporate Development
Scott Obermeier	52	Executive Vice President — Specialties
Gregory Morical	56	Senior Vice President, General Counsel & Secretary

(1)	Information regarding Mr. Borgmann is provided in the “Class II Directors Continuing in Office” section of this Proxy Statement.

David Lunin
Executive Vice President — Chief Financial Officer
David Lunin was named Executive Vice President — Chief Financial Officer of the Company effective January 2024. He joined the Company in September 2023 as Executive Vice President, CFO Designate. Prior to joining the Company, Mr. Lunin served in progressive roles with Goldman Sachs & Co. LLC (“Goldman Sachs”) from July 2010 to May 2023, most recently serving in the position of Managing Director. Prior to Goldman Sachs, he served as Research Associate with Cornerstone Research and Associate with LECG, LLC. Mr. Lunin holds a Bachelor of Business Administration from George Washington University, a Master of Arts in Applied Economics from Johns Hopkins University, and a Master of Business Administration from Columbia Business School.

Bruce Fleming
Executive Vice President — Montana Renewables & Corporate Development
Bruce Fleming has served as Executive Vice President — Montana Renewables & Corporate Development of the Company since February 2021. From March 2016 until the appointment to his current position, Mr. Fleming served as Executive Vice President — Strategy & Growth of the Company. From 2004 until joining the Company, Mr. Fleming served as the Vice President of Mergers & Acquisitions at Tesoro Corporation and as an officer of Tesoro Companies Inc. From 1997 through 2004, Mr. Fleming served as Managing Director of Hong Kong-based Orient Refining Ltd., and from 1981 through 1996, he held senior operations, business development and planning roles with Amoco Oil and Amoco Corporation where he was most recently Vice President of China business development. Mr. Fleming holds a Bachelor of Science in Chemical Engineering from the University of Delaware and a Doctor of Philosophy in Chemical Engineering from Princeton University. He is a member of the Board of M&A Standards.

Calumet, Inc. 25 2025 Proxy Statement

Corporate Governance

Scott Obermeier
Executive Vice President — Specialties
Scott Obermeier was named Executive Vice President — Specialties of the Company in January 2023. Prior to the appointment to his current position, Mr. Obermeier served as Executive Vice President — Specialty Products & Solutions and Executive Vice President — Commercial. Mr. Obermeier has been a Vice President with the Company since November 2017 and has more than 20 years of experience in sales and marketing as well as general management roles focused on the specialty chemicals market. Prior to his work with Calumet, he spent 10 years with Univar Solutions Inc., most recently serving as vice president where he managed the global chemical distributor’s organic chemicals business. Mr. Obermeier holds a Bachelor of Arts in Chemistry Marketing from the University of Northern Iowa.

Gregory Morical
Senior Vice President, General Counsel & Secretary
Gregory Morical is the Senior Vice President, General Counsel & Secretary of the Company and has served as our General Counsel since April 2012. Prior to joining the Company, Mr. Morical served as the General Counsel of Dormir, Inc. and U.S. Biopsy, LLC, as an in-house counsel in other companies, as associate at Ice Miller LLP, and as a judicial clerk for the U.S. Court of Appeals for the Seventh Circuit and the Supreme Court of Ohio. Mr. Morical serves on the board of directors of Elements Financial. Mr. Morical holds a Bachelor of Arts in Political Science from DePauw University and a Juris Doctor from Indiana University School of Law-Bloomington.

Calumet, Inc. 26 2025 Proxy Statement

Proposal 2
Advisory Vote to Approve Executive Compensation
As required by Section 14A of the Exchange Act and related SEC rules, we are seeking an advisory stockholder vote to approve the compensation of our named executive officers for 2024 as disclosed under SEC rules, including the Compensation Discussion & Analysis section, the compensation tables and related disclosures included in this Proxy Statement. This is commonly referred to as a “say-on-pay” vote. The stockholder vote approving executive compensation is advisory only, and the result of the vote is not binding upon the Company or the Board. Although the resolution is non-binding, the Board and the Compensation Committee will consider the outcome of the advisory vote when making future compensation decisions. We are required to hold a say-on-pay vote at least once every three years, and, subject to the vote outcome on Proposal 3, we have determined to hold a say-on-pay vote every year. Unless the Board modifies its policy on the frequency of holding say-on-pay votes, the next say-on-pay vote is expected to occur in 2026.
Our executive compensation program and compensation paid to our named executive officers are described elsewhere in this Proxy Statement. The Compensation Committee oversees the program and compensation awarded, adopts changes to the program, and awards compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program.
This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to our named executive officers. You may vote for or against the following resolution, or you may abstain.
RESOLVED, that the stockholders of Calumet, Inc. approve, on a non-binding, advisory basis, the compensation of Calumet, Inc.’s named executive officers as disclosed in the Proxy Statement for Calumet, Inc.’s 2025 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, the executive compensation tables, and related disclosures.
FOR
The Board recommends a vote FOR the foregoing resolution.

Calumet, Inc. 27 2025 Proxy Statement

Executive Compensation
Compensation Discussion & Analysis
This Compensation Discussion & Analysis describes the compensation elements, rationale, and policies for the following individuals, who are our named executive officers for the 2024 fiscal year:

Name	Title
Todd Borgmann	President & Chief Executive Officer (“CEO”)
David Lunin	Executive Vice President — Chief Financial Officer
Bruce Fleming	Executive Vice President — Montana Renewables & Corporate Development
Scott Obermeier	Executive Vice President — Specialties
Gregory Morical	Senior Vice President, General Counsel & Secretary

Overview
The Compensation Committee of the Board oversees our compensation programs. The Company maintains compensation and benefits programs designed to allow us to attract, motivate, and retain the best possible employees, including executive compensation programs designed to reward the achievement of both short-term and long-term goals necessary to promote growth and generate positive shareholder returns. Our executive compensation programs are based on a pay-for-performance philosophy. They include both long-term compensation under the Calumet, Inc. Amended and Restated Long-Term Incentive Plan (the “LTIP”) and short-term compensation, which, together with base salary and employee benefits, provide a total compensation package intended to be competitive with the companies with which we compete for executive talent.
Under their collective authority, the Compensation Committee and the Board maintain the right to develop and modify compensation programs and policies as they deem appropriate. Factors they may consider in making decisions to materially increase or decrease compensation include our overall financial and operational performance, our growth over time, changes in the complexity of our business operations as well as individual executive job scope, complexity, and performance, and changes in competitive compensation practices in our labor markets. In determining any forms of compensation other than the base salary for the senior executives, or in the case of the CEO, the recommendation to the Board of the forms of compensation for the CEO, the Compensation Committee considers our financial performance and relative shareholder return, the value of similar incentive awards to senior executives at comparable companies and the awards granted to senior executives in past years.
Where We Are Today: Evolving Our Executive Compensation Approach
Calumet has reached a significant milestone in our transformation with the completion of our conversion from a Master Limited Partnership to a C-Corporation in July 2024. The Company’s common stock trades on Nasdaq. With this conversion completed, receipt of a transformational Department of Energy (“DOE”) Loan, and having established a new business in Montana Renewables,

Calumet, Inc. 28 2025 Proxy Statement

Compensation Discussion & Analysis
Calumet is well-positioned to capitalize on new opportunities. As we look ahead, our focus remains on driving growth in our specialty products and renewables businesses while deleveraging our balance sheet through execution of key strategic priorities — including the evolution of our executive compensation design to support our next phase of value creation.
Following the conversion, the Compensation Committee worked with its independent consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”) , in the latter half of 2024 to develop a new incentive framework aligned with our new structure. Our focus was on supporting the Company’s long-term strategy, attracting and retaining top executive talent, and incorporating market best practices. As part of this effort, we established a formal compensation peer group to help ensure our programs remain competitive and aligned with prevailing industry standards. The following provides an overview of the changes to our annual and long-term incentive plans, effective in 2025, our first year as a publicly-traded C-Corporation, emphasizing performance-based incentives, stockholder alignment, and sustainable growth, as well as details on our newly established compensation peer group.
Short-Term Cash Bonus Award Incentives
The Compensation Committee believes that a significant portion of our named executive officers’ cash compensation should be tied to our performance. Beginning in 2025, each of our named executive officers is eligible to receive an annual incentive award based on the following financial and operational performance criteria:

Performance Metrics	Weighting	Rationale	Payout Opportunity
Adjusted EBITDA	60%	Reflects Calumet’s core profitability, aligns with how investors measure financial performance, and helps ensure executives are focused on driving earnings growth.	• 0% to 200% of target based on financial performance attainment against pre-determined threshold, target and maximum goals · • Subject to the achievement of a threshold Free Cash Flow (FCF) goal
Operational	40%
Emphasizes critical business priorities that directly impact financial results outside of fluctuations in commodity prices, such as safety, cost management, reliability, and advancement of strategic priorities.

•
0% to 100% of target based on objectives achieved ·
•
Dependent on the team’s performance against pre-determined goals and payouts do not fluctuate based on financial performance (i.e., target financial performance does not guarantee target operational performance)
•
Subject to the achievement of a threshold Free Cash Flow (FCF) goal

Once the annual award amount is calculated based on our financial and operational results, the Compensation Committee may adjust the earned amount based on the named executive officer’s individual contributions and influence on achievement of the relevant performance metrics. The Compensation Committee may adjust each named executive officer’s annual award payout by applying a multiplier in the range of +/- 20% against the initially-calculated payout.

Calumet, Inc. 29 2025 Proxy Statement

Compensation Discussion & Analysis
Long-Term Equity-Based Award Incentives
Long-term incentive compensation is designed to align our named executive officers’ award opportunities with the long-term interests of our stockholders, as well as the Company’s long-term business strategy and leadership talent retention goals. For 2025, long-term equity incentives were granted using a mix of performance-based restricted stock units (PSUs) and time-based restricted stock units (RSUs), as follows:

Equity Vehicle	Weighting	Details
PSUs	50%	Metric	Weighting	Performance Period	Payout Opportunity
		Relative Total Shareholder Return (TSR)	33%	Three-year performance (1/1/25-12/31/27); measured against the constituent companies of the S&P SmallCap 600 Index as of the start of the period	0% to 150% of target; payout is capped at 100% if Calumet TSR is negative for the performance period
		Net Deleveraging	33%	One-year performance period (1/1/25-12/31/25); any restricted stock units earned remain subject to service-based vesting through 12/31/2027	0% to 150% of target
		Strategic Initiatives	33%	One-year performance period (1/1/25-12/31/25); any restricted stock units earned remain subject to service-based vesting through 12/31/2027	0% to 150% of target; performance assessed through qualitative evaluation, with quarterly progress reports
RSUs	50%	• Cliff vest on the three-year anniversary of the grant date

Compensation Peer Group
Historically, as a Master Limited Partnership, the Compensation Committee considered various market factors when assessing executive compensation but did not maintain a formal peer group for setting compensation levels each year. To help inform decisions with respect to 2024 executive compensation, we evaluated the compensation programs of various companies, including: Albemarle Corporation, Cabot Corporation, CVR Energy, Inc., Delek US Holdings, Inc., Green Plains Inc., HF Sinclair Corporation, Huntsman Corporation, Ingevity Corporation, Innospec Inc., Koppers Holdings Inc., Marathon Petroleum Corporation, NextEra Energy, Inc., Olin Corporation, Par Pacific Holdings, Inc., PBF Energy Inc., Plains GP Holdings, Inc., SCW Industrials, Inc., Stepan Company, The Chemours Company, Valvoline Inc., and WD-40 Company (the “2024 Compensation Comparator Group”).
•
With our transition to a C-Corporation, the Compensation Committee recognized the need for a more systematic approach to evaluating market competitiveness, and in the fall of 2024, with the assistance of its independent consultant, Pearl Meyer, established a formal compensation peer group of 21 companies for the purpose of setting executive compensation levels for 2025. The companies included in the peer group were carefully reviewed and selected based on the following criteria: Market capitalization: approximately 1/3x – 3x Calumet’s market cap;

•	Revenue: approximately 1/2x – 2.5x Calumet’s revenue;
•	Business operations and listing status: includes product portfolio, headcount, international scope, number of employees, and operational complexity, for U.S.-based publicly-traded companies; and
•	Industry affiliation: includes companies that are involved in refining, commodity chemicals, specialty chemicals, and renewables.

Calumet, Inc. 30 2025 Proxy Statement

Compensation Discussion & Analysis
The new compensation peer group was composed of the following peer companies:

Ashland Inc.
Cabot Corporation
Darling Ingredients Inc.
Green Plains Inc.
Huntsman Corporation
Innospec Inc.
Kronos Worldwide Inc.
NewMarket Corporation
Par Pacific Holdings, Inc.
Stepan Company
Tronox Holdings plc

Avient Corporation
CVR Energy, Inc.
Delek US Holdings, Inc.
H.B. Fuller Company
Ingevity Corporation
Koppers Holding Inc.
Minerals Technology Inc.
Olin Corporation
Quaker Chemical Corporation
The Chemours Company

Objectives of 2024 Compensation Programs
Our executive compensation programs are designed with the following primary objectives:
•	reward strong individual performance that drives our positive financial results and enterprise value;
•	make incentive compensation a significant portion of an executive’s total compensation, designed to balance short-term and long-term performance;
•	align the interests of our executives with those of our stockholders; and
•	attract, develop, and retain executives with a compensation structure that is competitive with other publicly-traded companies of similar size.
Our primary business objectives are to generate cash flows, reduce debt leverage, grow our business and increase shareholder value. As a result, Adjusted EBITDA was the primary measurement of performance taken into account in making 2024 compensation decisions, as we believe this represented the most comprehensive measurement of our ability to generate cash flows and recognized the integrated and collaborative effort required by the full executive team to maximize performance. As such, 2024 short-term compensation was based on Adjusted EBITDA performance, as well as achievement of business unit and individual performance objectives. The 2024 long-term compensation was also based on Adjusted EBITDA performance, and the achievement of critical performance objectives. Following our conversion to a C-Corporation in July 2024, Calumet has revisited our incentive program design to help ensure continued alignment with stockholder interests by emphasizing a broader set of key Company strategic initiatives. As a result, our 2025 compensation program described above now incorporates additional performance measurements, while continuing to use Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure that we define, consistent with the terms of our Credit Agreement and senior notes indentures. For more information on our use of Adjusted EBITDA, please see Part II, Item 7 “Management’s Discussion and Analysis — Non-GAAP Financial Measures” in our Annual Report on Form 10-K filed with the SEC on March 3, 2025 (our, “2024 Form 10-K”).
Process for Determining Compensation
Role of Compensation Committee
The Compensation Committee has primary responsibility for overseeing our executive compensation program. In general, the Compensation Committee recommends to the Board the compensation for our CEO and approves the compensation of the other named executive officers.
Role of Compensation Consultant
In 2024, the Compensation Committee engaged Pearl Meyer to be its independent compensation consultant and assist on matters relating to our executive compensation program pursuant to its authority under the Compensation Committee charter. Pearl Meyer provided services including a review and potential redesign of the annual and long-term incentive programs and other typical annual compensation and consulting services. The Compensation Committee determined that Pearl Meyer has the appropriate

Calumet, Inc. 31 2025 Proxy Statement

Compensation Discussion & Analysis
independence and necessary skills, knowledge, industry expertise, and experience to provide such services and determined that such engagement did not raise any conflicts of interest. A representative of Pearl Meyer attends meetings of the Compensation Committee as requested. Pearl Meyer reports directly to the Compensation Committee.
Role of Management
In conjunction with the Senior Vice President — Human Resources of the Company, the CEO evaluates the performance of other named executive officers, as well as other members of management in the Company, against individual and business objectives. Based on the outcomes, the CEO makes recommendations to the Compensation Committee in regard to compensation for both named executive officers and other members of management of the Company.
Review of Named Executive Officer Performance
In making determinations regarding the compensation elements for each named executive officer, the Compensation Committee considers the scope of responsibilities and experience and balances these against competitive salary levels and other components of the compensation. The Compensation Committee has the opportunity to meet with the named executive officers and does so at their own discretion at various times during the year, which allows the Compensation Committee to form its own assessment of each individual’s performance.
Elements of Executive Compensation
The total compensation and benefits program for our named executive officers consists of the following elements:
•	base salary
•	short-term cash awards under an annual incentive plan
•	long-term incentive compensation, including unit-based awards under the LTIP
•	deferred compensation, retirement, health and welfare benefits
•	limited perquisites
These elements are designed to constitute an integrated executive compensation structure meant to incentivize a high level of individual executive officer performance in line with our financial and operating goals.

Calumet, Inc. 32 2025 Proxy Statement

Compensation Discussion & Analysis
Base Salary
Base salaries provide executives with a base level of income as consideration for fulfillment of the roles and responsibilities of their positions. The base salary levels are intended to assist in attracting and retaining the services of quality individuals who are essential for the growth and profitability of Calumet. Generally, changes in the base salary levels for our executive officers are reviewed on an annual basis by the Compensation Committee and are effective at the beginning of the following fiscal year. Each of our named executive officers, with the exception of Mr. Borgmann and Mr. Morical, received an annual merit increase during 2024, effective April 1, 2024. The base salary increases in 2024 for Mr. Borgmann and Mr. Morical were market driven to be nearer to the market median of the 2024 Compensation Comparator Group. The table below sets forth each named executive officer’s base salary as of the end of the 2023 and 2024 fiscal years:

Name	Base Salary as of 12/31/2023	Base Salary as of 12/31/2024
Todd Borgmann	$735,000	$800,000
David Lunin	$475,000	$481,032
Bruce Fleming	$470,000	$481,750
Scott Obermeier	$452,000	$474,600
Gregory Morical	$354,000	$406,390

Short-Term Cash Bonus Awards
We provide short-term cash bonus awards to named executive officers under our annual cash incentive plan (the “Cash Incentive Plan”). These awards are designed to incentivize executives in meeting financial performance, operational, and strategic objectives on an annual basis.
The Compensation Committee determines each named executive officer’s target cash bonus award at the beginning of the year, expressed as a percentage of each named executive officer’s base salary actually earned, after considering each officer’s position, performance, and comparable amounts paid to equivalent level positions in the Compensation Comparator Group. The following table sets forth each named executive officer’s minimum, target and stretch cash bonus award opportunities for 2024 all as a percentage of each named executive officer’s base salary. Such bonus targets (as a percentage of base salary) were unchanged from those set for fiscal 2023.

Name	Minimum	Target	Stretch
Todd Borgmann	75%	150%	225%
David Lunin	50%	100%	150%
Bruce Fleming	75%	150%	225%
Scott Obermeier	50%	100%	150%
Gregory Morical	40%	80%	120%

Adjusted EBITDA
As in prior years, funding of our cash bonus awards for 2024 was based on the achievement of Adjusted EBITDA and business unit performance targets. As described above, Adjusted EBITDA represented the most comprehensive measurement of our ability to generate cash flows and grow our business, and as a result, the Compensation Committee believes that use of Adjusted EBITDA under our compensation programs establishes a direct link between executive compensation and our financial performance. At the recommendation of the Compensation Committee, the Board approved the minimum, target and stretch levels of Adjusted EBITDA for 2024 based on budgets prepared by management after consideration of the specific circumstances we expected to face during 2024. No cash bonus awards would be paid for 2024 if Adjusted EBITDA fell below the minimum performance level

Calumet, Inc. 33 2025 Proxy Statement

Compensation Discussion & Analysis
established by the Board, and performance between the minimum and target levels or between the target and stretch levels would result in an interpolated payout. However, regardless of our actual Adjusted EBITDA results, our Compensation Committee and Board may exercise discretion to pay cash bonuses at higher or lower levels than those payable under the formulaic approach described above, based on additional factors deemed by the Compensation Committee and Board to be relevant to such determination. The table below sets forth the minimum, target and stretch levels of Adjusted EBITDA for 2024 under our short-term cash bonus program, with target performance requiring over 30% growth from 2023 actual results. The table below also includes our actual Adjusted EBITDA results, which came in below the minimum threshold performance level under the Cash Incentive Plan.

	Minimum	Target	Stretch	Actual
Adjusted EBITDA (in millions)	$230.0	$345.0	$460.0	$194.8

Individual Performance Objectives
The 2024 cash bonus awards for our named executive officers were also based on the achievement of operational, strategic, business unit performance, and individual performance goals. Individual performance objectives for Mr. Borgmann were determined by the Board while the individual performance objectives for Messrs. Lunin, Fleming, Obermeier and Morical were recommended by the chief executive officer and approved by the Compensation Committee. Individual performance objectives are specific to each officer’s position and are set at the beginning of the fiscal year.
Criteria used to measure an individual’s performance may include assessment of objective criteria (e.g., execution of projects, improving profitability, or timely completing an acquisition or divestiture) as well as qualitative factors such as the executive’s ability to lead, ability to communicate, and successful adherence to our stated values (i.e., commitment to safety, teamwork, ownership, passion for customers, and excellence). There are no specific weights assigned to these various elements of performance.
2024 Approved Cash Bonus Awards
We did not achieve the minimum Adjusted EBITDA goal for 2024. Despite not achieving the minimum Adjusted EBITDA goal, the Compensation Committee and Board considered, amongst other things, the achievement of key strategic business objectives, including the completion of the C-Corp Conversion transaction, receiving a conditional commitment of the DOE Loan (with Tranche 1 funding of the DOE Loan received in early 2025), record setting safety performance and significant improvements in key operational, reliability, and cost reduction measures at many of our facilities, and approved bonus payments for all eligible employees, including the following bonus payments for each of our following executive officers:

Name	Amount
Todd Borgmann	$587,813
David Lunin	$239,762
Bruce Fleming	$359,109
Scott Obermeier	$234,475
Gregory Morical	$151,984

Calumet, Inc. 34 2025 Proxy Statement

Compensation Discussion & Analysis
Long-Term Unit-Based Awards
2024 LTI Awards
In fiscal year 2024, the Compensation Committee established a minimum, target and stretch long-term incentive (LTI) award opportunity for each named executive officer, expressed as a percentage of each named executive officer’s base salary as of the end of the fiscal year as shown below, after considering each officer’s position, performance, and comparable amounts paid to equivalent level positions in the Compensation Comparator Group. Such LTI targets (as a percentage of base salary) were unchanged from those set for fiscal 2023 for each of our named executive officers other than the CEO. Upon the recommendation of the Compensation Committee, our Board increased Mr. Borgmann’s LTI award opportunity in order to better align his total target compensation opportunity to market practices, while more heavily weighting potential equity components of his total pay.

	Minimum	Target	Stretch
Todd Borgmann	100%	200%	300%
David Lunin	40%	80%	120%
Bruce Fleming	30%	60%	90%
Scott Obermeier	40%	80%	120%
Gregory Morical	30%	60%	90%

Our 2024 LTI award program provided each named executive officer with the opportunity to receive a grant of restricted stock units under the LTIP based on our Adjusted EBITDA performance and achievement of individual performance objectives, as described above. The dollar amount earned under the 2024 LTI award program based on performance is converted into a number of restricted stock units based on the closing price of our common shares on the date the restricted stock units are issued. The restricted stock units are granted under the LTIP and vest on the third anniversary of the date of grant. Following vesting, the restricted stock units are settled in common shares (or the cash equivalent). Because of the three-year cliff vesting, we believe restricted stock units establish a direct link between executive compensation and the interests of our shareholders, serve as a strong retention incentive and reinforce unit ownership levels among our executives.
However, as a result of the Company’s Adjusted EBITDA performance falling below the minimum threshold for 2024, no annual equity-based awards under the Long-Term Incentive Plan for our named executive officers were approved by the Compensation Committee for the 2024 performance year.
Despite not meeting the minimum Adjusted EBITDA goal for 2024, the Compensation Committee and Board considered, amongst other things, the achievement of key strategic business objectives, including the completion of the C-Corp Conversion transaction, receiving a conditional commitment of the DOE Loan (with Tranche 1 funding of the DOE Loan received in early 2025), record setting safety performance and significant improvements in key operational, reliability, and cost reduction measures at many of our facilities, and approved LTIP awards at target amounts for all eligible employees, including each of our executive officers. These LTIP awards were granted in 2025, and as such, will be reported as 2025 compensation in our 2025 Summary Compensation Table.
2024 Management LTIP Grant
The equity-based awards granted to Mr. Lunin in 2024 were awarded under the Long-Term Incentive Plan at the judgment of the Compensation Committee in connection with his assumption of the CFO role.

Calumet, Inc. 35 2025 Proxy Statement

Compensation Discussion & Analysis
Other Elements of Compensation
Health and Welfare Benefits
We offer a variety of health and welfare benefits to all eligible employees of the Company. These benefits are consistent with the types of benefits provided by our peer group and are provided to maintain a competitive position in terms of attracting and retaining executive officers and other employees. In addition, the health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. The executive officers generally are eligible for the same benefit programs on the same basis as the rest of our employees. Our U.S. health and welfare programs include medical, pharmacy, dental, life and accidental death and dismemberment insurance coverages.
In addition, all U.S.-based employees working over 30 hours per week are eligible for long-term disability coverage. As structured, these combined long-term disability benefits will pay 60% of monthly earnings, as defined by the policy, up to a maximum of $15,000 per month during a period of continuing disability up to normal retirement age, as defined by the policy.
Retirement Benefits
We maintain the Calumet GP, LLC Retirement Savings Plan (the “401(k) Plan”) to assist our U.S.-based eligible officers and employees in saving for their retirement. Our executive officers participate in the 401(k) Plan on the same terms as other eligible employees. We match 100% of participant contributions up to 4% of the participant’s eligible compensation, and 50% of each additional 1% of eligible compensation contributed up to 6% of the participant’s eligible compensation, for a maximum contribution by us of up to 5% of eligible compensation contributed per participant.
Perquisites
We provide our named executive officers with limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation programs and philosophy. These benefits are provided to enable us to attract and retain these executives. Decisions made with respect to this compensation element do not significantly factor into or affect decisions made with respect to other compensation elements.
Each executive officer is provided with all, or certain of, the following benefits as a supplement to their other compensation:
•
Executive Physical Program: We generally pay for a complete and professional annual personal physical exam for each named executive officer appropriate for their age to improve their health and productivity.

•
Spousal and Family Travel: On an occasional basis, we pay expenses related to travel of the spouses or certain family members of our executive officers in order to accompany the executive officer to business-related events. For the year ended December 31, 2024, we paid no such expenses related to travel for family members of our executive officers.

The Compensation Committee periodically reviews the perquisite program to determine if adjustments are appropriate.
Other Compensation Related Matters
Clawback Policy
The LTIP includes provisions that address the potential need to recover awards granted under that plan. In addition, we maintain our Policy Governing the Recovery of Certain Incentive Compensation (the “Policy”), a clawback policy that is intended to comply with the requirements of Nasdaq Stock Market Listing Standard 5608 implementing Rule 10D-1 under the Exchange Act. In the event we are required to prepare an accounting restatement of our financial statements due to material non-compliance with any financial reporting requirement under the federal securities law, we will recover the excess incentive-based compensation received by any covered executive, including our named executive officers, on or after October 2, 2023 and during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.

Calumet, Inc. 36 2025 Proxy Statement

Compensation Discussion & Analysis
Executive Ownership of Calumet, Inc. Common Shares
While we have not adopted any security ownership requirements or policies for our executives, our executive compensation programs foster the enhancement of executives’ equity ownership through long-term share-based awards under the LTIP. For a listing of security ownership by our named executive officers, please see “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” below. The Board has adopted the Company’s Insider Trading Policy (the “Insider Trading Policy”). Our Insider Trading Policy prohibits our directors and employees (including our executives) from (i) trading in our securities, including derivative securities, while aware of material non-public information or (ii) disclosing material non-public information to unauthorized persons outside of the Company. In addition, under our Insider Trading Policy, our directors and executives may only trade in our securities during approved trading windows after our General Counsel has pre-approved the trade.
We believe that our Insider Trading Policy and procedures governing the purchase, sale, and other dispositions of their securities by directors, officers, and employees, or the Company itself are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and any listing standards applicable to the Company. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
No Shorting, Hedging, or Pledging Allowed
Our Insider Trading Policy also prohibits our directors and employees (including our executives) from engaging in short sales of the Company’s securities. In addition, all directors and employees (including our executives) may not engage in any hedging transactions in the Company’s securities and may not pledge the Company’s securities or include the Company’s securities in a margin account.
Employment Agreements & Severance Benefits
As of December 31, 2024, there were no active employment agreements between the Company and any of our executive officers. We provide offer letters to newly hired or promoted employees that set forth the general terms of their employment with us as of the offer letter date, which do not provide for severance, change in control, or other post-termination benefits.
We maintain a Change of Control Protection Plan, which provides for severance payments and benefits to certain employees (including the named executive officers) who experience a qualifying termination of employment in connection with a change in control. For more information on this plan, refer to the “Potential Payments Upon Termination or Change in Control” section below.
Risk Considerations in our Overall Compensation Program
Our compensation policies and practices are designed to provide rewards for achieving financial, operational, and strategic objectives that will support the growth and profitability of our business. Currently, our incentive compensation programs are based on performance, at the Company and business unit level, relative to goals we set for Adjusted EBITDA. In our assessment of risk related to such use of a single financial performance metric, we considered the relative difficulty for any employee to engage in an undue amount of risk-taking activity with a result that would be reasonably likely to have a material adverse effect on us due to the breadth and scope of activities, both operational and financial, across that organization that are captured in the calculation of Adjusted EBITDA. Also, we considered the current approval controls that exist to mitigate against excessive risk-taking that might impact Adjusted EBITDA and, in turn, our compensation programs. For example, we have specific approval policies related to the entry into derivative instruments, material commercial agreements and material capital expenditures. In addition, our full Board, including its various committees, regularly assesses our key risk areas to monitor the impacts of such risks on our financial performance. Further, we considered the design of our incentive compensation programs, noting that the inclusion of both short-term cash incentive awards and long-term share based awards further align the interest our employees and our stockholders. As a result of these considerations, we have concluded that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.

Calumet, Inc. 37 2025 Proxy Statement

Compensation Discussion & Analysis
Equity Grant Practices
If performance targets are achieved under our LTI program, restricted stock units are typically awarded at our board and Compensation Committee meetings in February. We did not grant stock options in 2024 and did not time the disclosure of material nonpublic information for the purpose of affecting the value of any executive compensation awarded during fiscal 2024.
Report of the Compensation Committee for the Year Ended December 31, 2024
The Compensation Committee of the Company has reviewed and discussed our Compensation Discussion & Analysis with management. Based upon such review, the related discussion with management and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that our Compensation Discussion & Analysis be included in the Company’s Annual Proxy Statement.

This report is submitted by the Compensation Committee:

Daniel L. Sheets (Chair)
Amy M. Schumacher
Paul C. Raymond III

Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee are Daniel L. Sheets, Amy M. Schumacher, and Paul C. Raymond III, who are all members of the Board. Please refer to the “Certain Relationships and Related Transactions” section above for descriptions of our transactions in fiscal year 2024 with certain entities related to Ms. Schumacher. No executive officer of the Company served as a member of the Compensation Committee of another entity that had an executive officer serving as a member of our Board or Compensation Committee.

Calumet, Inc. 38 2025 Proxy Statement

Compensation Discussion & Analysis
Executive Compensation Tables
2024 Summary Compensation Table
The following table sets forth the annual compensation earned by or granted to our named executive officers for the fiscal years ended December 31, 2024, 2023, and 2022. Mr. Lunin was appointed as Chief Financial Officer effective January 1, 2024 and was not a named executive officer prior to 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Todd Borgmann President & Chief Executive Office	2024	783,750	587,813	—	—	57,978	1,429,541
	2023	735,000	—	1,750,000	—	17,040	2,502,040
	2022	568,593	—	2,195,828	1,279,334	21,434	4,065,189
David Lunin Executive Vice President - Chief Financial Officer	2024	479,524	239,762	384,823	—	136,854	1,240,963
Bruce Fleming Executive Vice President - Montana Renewables & Corporate Strategy	2024	478,812	359,109	—	—	140,242	978,163
	2023	464,255	—	1,750,000	—	19,715	2,233,970
	2022	447,022	—	2,355,648	1,005,800	25,652	3,834,122
Scott Obermeier Executive Vice President - Specialties	2024	468,949	234,475	—	—	18,407	721,831
	2023	445,250	302,770	—	—	17,594	765,614
	2022	397,220	—	470,000	610,830	22,616	1,500,666
Gregory Morical Senior Vice President, General Counsel & Secretary	2024	379,958	151,984	—	—	35,145	567,087
	2023	348,680	—	500,000	—	15,821	864,501
	2022	332,721	—	787,828	399,265	33,342	1,553,156

(1)
Amounts in this column for 2024 include the cash bonus award approved for each of our named executive officers for fiscal year 2024 performance. For more information regarding the cash bonus awards, see “Compensation Discussion & Analysis — Elements of Executive Compensation — Short-Term Cash Bonus Awards — 2024 Approved Cash Bonus Awards” above.

(2)
The amount in this column for 2024 for Mr. Lunin represents the grant date fair value calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures, of his management restricted stock unit award granted on February 21, 2024 under the LTIP. For more information regarding restricted stock unit awards, see “Compensation Discussion & Analysis — Elements of Executive Compensation — Long-Term Unit-Based Awards — 2024 LTI Awards” above. The grant date fair value of each restricted stock unit is based on the closing price of our common shares on the applicable date of grant. Please read Note 12 to our consolidated financial statements for the fiscal year ending December 31, 2024 included in our 2024 Form 10-K for a discussion of the assumptions used to determine the FASB ASC Topic 718 value of the awards.

(3)	The following table provides the aggregate “All Other Compensation” information for each of the named executive officers for 2024:

	Todd Borgmann	David Lunin	Bruce Fleming	Scott Obermeier	Gregory Morical
401(k) Plan Matching Contributions	$17,250	$17,250	$17,250	$17,250	$17,250
HSA Plan Matching Contributions	1,000	1,000	1,000	—	1,000
Relocation Expenses(a)	—	110,096	—	—	—
Term Life Insurance Premiums	540	516	2,289	1,157	1,697
Deferred Compensation Plan Matching Contributions	39,188	7,992	119,703	—	15,198
Total	$57,978	$136,854	$140,242	$18,407	$35,145

(a)
The relocation plan offered to our executive officers is the same plan offered to all other eligible employees. The amount of relocation expenses for Mr. Lunin includes a tax gross up amount of $44,093.

Calumet, Inc. 39 2025 Proxy Statement

Compensation Discussion & Analysis
Grants of Plan-Based Awards
The following table includes information about awards granted to our named executive officers during 2024, which includes the incentive opportunities under the Cash Incentive Plan and the LTIP.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number: of Shares (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Minimum ($)	Target ($)	Stretch ($)	Minimum ($)	Target ($)	Stretch ($)
Todd Borgmann		600,000	1,200,000	1,800,000
					800,000	1,600,000	2,400,000	—	—
David Lunin		240,516	481,032	721,548
					192,413	384,826	577,238	—	—
	2/21/2024							22,478	384,823
Bruce Fleming		361,313	722,625	1,083,938
					144,525	289,050	433,575	—	—
Scott Obermeier		237,300	474,600	711,900
					189,840	379,680	569,520	—	—
Gregory Morical		162,556	325,112	487,668
					121,917	243,834	365,751	—	—

(1)
Amounts in this column represent the minimum, target and stretch incentive opportunities for short-term bonus awards under the Cash Incentive Plan. The actual bonuses paid to our named executive officers for 2024 under the Cash Incentive Plan can be found in the “Bonus” column of the Summary Compensation Table above and are described in more detail under “Compensation Discussion & Analysis — Elements of Executive Compensation — Short-Term Cash Bonus Awards” above.

(2)
Amounts in this column represent the minimum, target and stretch incentive levels for our 2024 LTI award program. Following the end of the 2024 fiscal year, the amount earned, if any, based on our Adjusted EBITDA performance is converted into a number of restricted stock units by dividing the dollar amount earned by the closing price of our common share on the date the restricted stock units are granted. No such awards were earned for fiscal 2024 performance. For more information regarding our LTI award program, see “Compensation Discussion & Analysis — Elements of Executive Compensation — 2024 LTI Awards” above.

(3)
The restricted stock unit award in this column vests on the third anniversary of the date of grant, subject to continued employment through such vesting date. This award was granted to Mr. Lunin in February of fiscal 2024 to compensate him for certain compensation opportunities with his previous employer that were forfeited when he resigned to join Calumet. For more information, see “Compensation Discussion & Analysis — Elements of Executive Compensation — 2024 Management LTIP Grant” above.

(4)
Amount in this column represents the grant date fair value calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The grant date fair value of restricted stock unit awards is based on the closing price of our common shares on the applicable date of grant. Please read Note 12 to our consolidated financial statements for the fiscal year ending December 31, 2024 included in our 2024 Form 10-K for a discussion of the assumptions used to determine the FASB ASC Topic 718 value of the award.

Calumet, Inc. 40 2025 Proxy Statement

Compensation Discussion & Analysis
Outstanding Equity Awards at Fiscal Year-End
The table below reflects information regarding outstanding equity-based awards held by the named executive officers as of December 31, 2024.

Name	Stock Awards
	Number of Restricted Stock Units That Have Not Vested (#)(1)	Market Value of Restricted Stock Units That Have Not Vested ($)(2)
Todd Borgmann	271,522	$5,978,914
David Lunin	42,478	$935,366
Bruce Fleming	301,115	$6,630,552
Scott Obermeier	55,696	$1,226,426
Gregory Morical	102,272	$2,252,029

(1)
Amounts in this column reflect time-based restricted stock unit awards held by the named executive officers as of December 31, 2024. Outstanding restricted stock unit awards that have not vested as of December 31, 2024 for each of our named executive officers vested or will vest as follows:

Vesting Date	Todd Borgmann	David Lunin	Bruce Fleming	Scott Obermeier	Gregory Morical
February 22, 2025	114,120	—	173,066	31,606	55,634
July 1, 2025	—	—	—	—	199
February 21, 2026	49,974	—	20,621	24,090	15,348
July 1, 2026	—	—	—	—	198
August 1, 2026	107,428	—	107,428	—	30,694
September 11, 2026	—	20,000	—	—	—
February 21, 2027	—	22,478	—	—	—
July 1, 2027	—	—	—	—	199
	271,522	42,478	301,115	55,696	102,272

(2)
Market value of restricted stock units reported in these columns is calculated by multiplying the closing market price of $22.02 of our common shares at December 31, 2024 by the number of restricted stock units outstanding.

Calumet, Inc. 41 2025 Proxy Statement

Compensation Discussion & Analysis
Stock Vested
The following table provides information about restricted stock units held by the named executive officers that vested during the 2024 fiscal year. None of the named executive officers held or exercised any option awards during the 2024 fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Todd Borgmann	—	—
David Lunin	—	—
Bruce Fleming	15,173	244,740
Scott Obermeier	—	—
Gregory Morical	1,403	22,630

(1)
Amounts in this column represent the restricted stock units held by each named executive officer that vested during the 2024 fiscal year, regardless of whether such restricted stock units actually settled during the year. For more information on deferred restricted stock units held by the named executive officers, see “Nonqualified Deferred Compensation” below.

(2)
Amounts in this column do not reflect value actually realized by the named executive officers. Rather, these amounts equal the number of restricted stock units vested multiplied by the closing price of our common shares on the applicable vesting date (or, if the vesting date was not a trading day, on the last trading day immediately prior to such date).

Nonqualified Deferred Compensation
We maintain the Calumet, Inc. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) to encourage our officers to save for retirement and to assist us in retaining our officers. Pursuant to the Deferred Compensation Plan, a select group of management, including the named executive officers, and all of the non-employee directors are eligible to participate by making an annual irrevocable election to defer, in the case of management, all or a portion of their annual cash incentive award under the Cash Incentive Plan, and, in the case of non-management directors, all or none of their annual cash retainer.
The deferred amounts are credited to participants’ accounts in the form of restricted stock units, with each restricted stock unit representing a notional unit that entitles the holder to receive either an actual common share or the cash value of a common share (determined by using the fair market value of a common share at the time a determination is needed). The restricted stock units credited to each participant’s account include dividend equivalent rights, which are credited to the participant’s account in the form of additional restricted stock units. In our sole discretion, we may make matching contributions of restricted stock units or purely discretionary contributions of restricted stock units, in amounts and at times as the Compensation Committee recommends and the Board approves.
Participants will at all times be 100% vested in amounts they have deferred; however, amounts we have contributed may be subject to a vesting schedule, as determined appropriate by the Compensation Committee. Distributions from the Deferred Compensation Plan are payable on the earlier of the date specified by each participant on their deferral election form and the participant’s separation from service. Death, disability, normal retirement or a change in control will result in accelerated vesting of all unvested restricted stock units credited and require automatic distribution of the Deferred Compensation Plan benefits. Benefits will be distributed to participants in the form of our common shares, cash or a combination of common shares and cash at the election of the Compensation Committee. In the event that accounts are paid in common shares, such common shares will be distributed pursuant to the LTIP. Unvested portions of a participant’s account will be forfeited in the event that a distribution was due to a

Calumet, Inc. 42 2025 Proxy Statement

Compensation Discussion & Analysis
participant’s voluntary resignation or a termination for cause. To help ensure compliance with Section 409A of the Code, distributions to participants who are considered “specified employees” (as defined in Code Section 409A of the Code) may be delayed for a period of six months following such employees’ termination of employment with us.
The table below sets forth information regarding the value of accumulated benefits of our named executive officers under the Deferred Compensation Plan as of December 31, 2024.

Name	Executive Contributions in 2024 ($)	Registrant Contributions in 2024 ($)	Aggregate Earnings in 2024 ($)	Aggregate Withdrawals / Distributions in 2024 ($)	Aggregate Balance at End of 2024 ($)(1)
Todd Borgmann	—	—	403,708	(2,142,084)	—
David Lunin	—	—	—	—	—
Bruce Fleming	—	—	1,763,069	(4,009,225)	5,345,663
Scott Obermeier	—	—	—	—	—
Gregory Morical	—	—	155,351	—	824,297

(1)
The aggregate balance for each named executive officer as of December 31, 2024 was determined by multiplying all restricted stock units in each named executive officer’s account under the Deferred Compensation Plan by the closing price of our common shares on December 31, 2024 (the last trading day of 2024). The restricted stock units credited to each named executive officer’s account as of December 31, 2024 was as follows: (i) Mr. Fleming, 242,764, and (ii) Mr. Morical, 37,434.

Potential Payments Upon Termination or Change in Control
We adopted the Company’s Change of Control Protection Plan, effective March 13, 2023 (the “CIC Plan”), pursuant to which each of our named executive officers are eligible to receive severance benefits upon an involuntary termination by us without cause or by the named executive officer for good reason, in each case, occurring within the three-month period immediately prior to or 12-month period immediately following a “change of control.” Payment of severance under the CIC Plan is contingent upon the executive entering into a release of claims with us. There is no eligibility for severance benefits under the CIC Plan if, in connection with an applicable change of control, the executive declines an offer of employment for a comparable position with a successor or acquirer.
The following describes, for our named executive officers, the benefits that would be received under the CIC Plan in a qualifying termination circumstance:
•
1.5x (for Mr. Borgmann) or 1.0x (for our other named executive officers) the sum of the executive’s (i) annual base salary plus (ii) target annual bonus for the year in which termination of employment occurs;

•	Continued medical, dental, and vision benefits coverage for 12 months following the termination date;
•	Reimbursement for up to $10,000 of outplacement services provided within six months following the termination date; and
•	Accelerated vesting of all unvested time and performance-based awards under the LTIP, with performance-based awards vesting at the greater of target or actual performance through the termination date.
We believe these benefits are important retention tools and, specifically with respect to the change of control benefits, these benefits provide the named executive officers with a sense of stability, both in the middle of transactions that may create uncertainty regarding their future employment and post-termination as they seek future employment and an opportunity to realize value from these awards in the event of such transaction.

Calumet, Inc. 43 2025 Proxy Statement

Compensation Discussion & Analysis
Restricted Stock Unit Awards Under the LTIP
Although the LTIP provides the Compensation Committee with broad discretion to accelerate outstanding restricted stock units in the event of certain termination events or a change of control, the outstanding restricted stock unit award agreements provide for full accelerated vesting in the event of a named executive officer’s death, disability or normal retirement (termination after reaching age 62), as well as in the event of a qualifying termination due to a “change in control,” as outlined in the CIC Plan. Refer to “Compensation Discussion & Analysis — Potential Payments Upon Termination or Change in Control” above for additional information regarding the Company’s CIC Plan. As of December 31, 2024, Mr. Fleming is the only named executive officer who was retirement eligible.
Restricted Stock Units Under the Deferred Compensation Plan
Each named executive officer’s restricted stock units under the Deferred Compensation Plan will become fully vested in the event of such named executive officer’s death, disability, or normal retirement (termination after reaching age 62), as well as in the event of a “change of control.”
Executive Long-Term Disability Coverage
Each of our named executive officers receive additional long-term disability coverage, which is in addition to the long-term disability coverage the Company provides to all employees. As a result of this additional long-term disability coverage, each named executive officer would be entitled to receive additional benefits in the event of their qualifying long-term disability, which when combined with the long-term disability coverage provided to all eligible employees will result in payment of 60% of monthly earnings, as defined by the policy, up to a maximum of $15,000 per month until normal retirement age.

Calumet, Inc. 44 2025 Proxy Statement

Compensation Discussion & Analysis
Quantification of Potential Payments
The table below sets forth the amount of compensation or other benefits due to each named executive officer in the event of the specified terminations of employment or a change of control, assuming such termination or change of control occurred on December 31, 2024. The amounts below are only estimates of the amounts that would be received upon a change of control or termination of employment—the actual amount will only be determined at the time such event occurs.

Name	Plan	Death; Normal Retirement ($)	Disability ($)	Qualifying Termination in Connection with Change of Control ($)
Todd Borgmann	Cash Severance(1)	$—	$—	$3,000,000
	LTIP Restricted Stock Units(2)	5,978,914	5,978,914	5,978,914
	Deferred Compensation Plan(2)	—	—	—
	Post-Employment Health Care(3)	—	—	28,370
	Outplacement Assistance(4)	—	—	10,000
	Executive Long-Term Disability Coverage(5)	—	108,000	—
	Total	$5,978,914	$6,086,914	$9,017,284
David Lunin	Cash Severance(1)	$—	$—	$962,064
	LTIP Restricted Stock Units(2)	935,366	935,366	935,366
	Deferred Compensation Plan(2)	—	—	—
	Post-Employment Health Care(3)	—	—	16,419
	Outplacement Assistance(4)	—	—	10,000
	Executive Long-Term Disability Coverage(5)	—	108,000	—
	Total	$935,366	$1,043,366	$1,923,849
Bruce Fleming	Cash Severance(1)	$—	$—	$ 1,204,375
	LTIP Restricted Stock Units(2)	6,630,552	6,630,552	6,630,552
	Deferred Compensation Plan(2)	—	—	—
	Post-Employment Health Care(3)	—	—	17,625
	Outplacement Assistance(4)	—	—	10,000
	Executive Long-Term Disability Coverage(5)	—	108,000	—
	Total	$6,630,552	$6,738,552	$7,862,552
Scott Obermeier	Cash Severance(1)	$—	$—	$949,200
	LTIP Restricted Stock Units(2)	1,226,426	1,226,426	1,226,426
	Deferred Compensation Plan(2)	—	—	—
	Post-Employment Health Care(3)	—	—	33,388
	Outplacement Assistance(4)	—	—	10,000
	Executive Long-Term Disability Coverage(5)	—	108,000	—
	Total	$1,226,426	$1,334,426	$2,219,014
Gregory Morical	Cash Severance(1)	$—	$—	$731,502
	LTIP Restricted Stock Units(2)	2,238,906	2,238,906	2,238,906
	Deferred Compensation Plan(2)	13,124	13,124	13,124
	Post-Employment Health Care(3)	—	—	28,370
	Outplacement Assistance(4)	—	—	10,000
	Executive Long-Term Disability Coverage(5)	—	108,000	—
	Total	$2,252,029	$2,360,029	$3,021,901

(1)	For all of our named executive officers, this amount represents the value of cash severance payable in connection with a qualifying termination of employment under the CIC Plan.

Calumet, Inc. 45 2025 Proxy Statement

Compensation Discussion & Analysis
(2)
The values reported with respect to LTIP restricted stock units and the Deferred Compensation Plan are based on the closing price of our common shares on December 31, 2024 of $22.02 and the total number of outstanding restricted stock units that would accelerate and vest upon a qualifying termination event or change of control.

(3)
As per the CIC Plan, each of our named executive officers will receive continued medical dental and vision benefits coverage for 12 months following the date of termination at the employer’s expense if a qualifying termination occurs in connection with a change of control.

(4)
As per the CIC Plan, each of our named executive officers will receive reimbursement for the cost of outplacement services with a provider designated by the employer, provided that the cost of such reimbursement will not exceed $10,000 and such services must be provided within six months following the date of termination if a qualifying termination occurs in connection with a change of control.

(5)
Includes only the portion of each named executive officer’s long-term disability benefits that are in excess of the long-term disability benefits generally provided to employees of our general partner.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our Company’s median compensated employee and the annual total compensation of Todd Borgmann, our Chief Executive Officer (“CEO”).
To identify our Company’s median employee, as well as to determine the annual total compensation of our Company’s median employee and the CEO, we took the following steps:
•	We selected December 31, 2024, as our identification date for determining our median employee compensation.
•
We determined that, as of December 31, 2024, our Company’s employee population consisted of approximately 1,630 individuals, all of whom were located in the United States. This population consisted of our full-time, part-time, and temporary employees.

•
We used a consistently applied compensation measure to identify the median employee, namely 2024 W-2 wages as reflected in our payroll records. In addition, if the median employee was an eligible employee for our annual cash incentive plan award, we adjusted the median employee’s W-2 wages to include the amount of the short-term cash bonus the median employee was eligible to receive under the program for 2024. We did not annualize the compensation for any employees that were not employed by our Company for all of 2024.

•
Our Company’s median employee was determined to be a full-time employee. After we identified our Company’s median employee, we calculated such employee’s annual total compensation for the 2024 year using the same methodology we used for our CEO as set forth in the “Total” column of our 2024 Summary Compensation Table included in this Annual Report.

For 2024, our last completed fiscal year:
•	The annual total compensation of the median employee of our Company (other than the CEO) was $106,519;
•	The annual total compensation of the CEO, as reported in the Summary Compensation Table above, was $1,429,541; and
•	Based on this information, for 2024 the ratio of the annual total compensation of our CEO to that of the median employee of our Company was approximately 13.4 to 1.
Our 2024 pay ratio is intended to be a reasonable estimate calculated in a manner consistent with SEC rules. Given the different methodologies that various public companies use to determine their estimates of pay ratio, including the different assumptions, exclusions, estimates and methodologies allowed under the SEC rules, and differing employment and compensation practices among companies, our reported pay ratio should not be used as a basis of comparison between us or our Company and other companies.

Calumet, Inc. 46 2025 Proxy Statement

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion & Analysis” above.

Year (a)	Summary Compensation Table Total for Mr. Borgmann ($)(1) (b)	Compensation Actually Paid to Mr. Borgmann ($)(2) (c)	Summary Compensation Table Total for Mr. Mawer ($)(1) (d)	Compensation Actually Paid to Mr. Mawer ($)(2) (e)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(3) (f)	Average Compensation Actually Paid to Non- CEO NEOs ($)(4) (g)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($ in millions)(7) (j)	Adjusted EBITDA ($ in millions)(8) (k)
							Total Shareholder Return ($)(5) (h)	Peer Group Total Shareholder Return ($)(6) (i)
2024	1,429,541	2,556,357	—	—	877,011	1,394,384	166.82	90.69	(222.0)	194.8
2023	2,502,040	3,702,045	—	—	1,288,028	1,861,833	135.38	98.83	48.1	260.5
2022	4,065,189	3,885,856	3,200,735	4,564,389	2,295,981	3,033,227	127.88	85.99	(173.3)	390.0

(1)
The dollar amounts reported in columns (b) and (d) are the amounts for Mr. Borgmann, the Company’s CEO for each of the corresponding years, and Mr. Mawer, who served as the Company’s CEO from January through May 2022, in each case as reported in the “Total” column of the in our Summary Compensation Table for the applicable year.

(2)
The dollar amounts reported in columns (c) and (e) represent the amount of “compensation actually paid” to the applicable CEO as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation actually realized or received by Mr. Borgmann or Mr. Mawer. In accordance with these rules, these amounts reflect “Total” compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation methodologies used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid to Mr. Borgmann	2024	2023	2022
Summary Compensation Table Total	1,429,541	2,502,040	4,065,189
Less, value of “Stock Awards” (“Unit Awards” of our predecessor) reported in Summary Compensation Table	—	1,750,000	2,195,828
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	—	2,812,774	1,926,346
Plus, fair value as of vesting date of equity awards granted and vested in the year	—	—	—
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	1,126,816	112,979	90,149
Plus (less), change in fair value from last day of prior fiscal year to vesting date for equity awards granted in prior years that vested in the year	—	24,252	—
Less, prior year-end fair value for any equity awards forfeited in the year	—	—	—
Compensation Actually Paid to Mr. Borgmann	2,556,357	3,702,045	3,885,856

Calumet, Inc. 47 2025 Proxy Statement

Pay Versus Performance

Compensation Actually Paid to Mr. Mawer	2022
Summary Compensation Table Total	3,200,735
Less, value of “Stock Awards” (“Unit Awards” of our predecessor) reported in Summary Compensation Table	1,763,328
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	2,868,537
Plus, fair value as of vesting date of equity awards granted and vested in the year	—
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	267,120
Plus (less), change in fair value from last day of prior fiscal year to vesting date for equity awards granted in prior years that vested in the year	(8,675)
Less, prior year-end fair value for any equity awards forfeited in the year	—
Compensation Actually Paid to Mr. Mawer	4,564,389

(3)
The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding the CEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) for 2024, Messrs. Lunin, Fleming, Obermeier, and Morical; and (ii) for 2022 and 2023, Messrs. Fleming, Obermeier, and Morical.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the CEO), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with these rules, these amounts reflect “Total” compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation methodologies used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Average Compensation Actually Paid to Non-CEO NEOs	2024	2023	2022
Average Summary Compensation Table Total	877,011	1,288,028	2,295,981
Less, average value of “Stock Awards” (“Unit Awards” of our predecessor) reported in Summary Compensation Table	96,206	750,000	1,204,492
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	123,741	1,199,440	1,464,655
Plus, average fair value as of vesting date of equity awards granted and vested in the year	—	13,308	—
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	497,049	91,305	135,928
Plus (less), average change in fair value from last day of prior fiscal year to vesting date for equity awards granted in prior years that vested in the year	(7,211)	19,750	341,154
Less, average prior year-end fair value for any equity awards forfeited in the year	—	—	—
Average Compensation Actually Paid to Non-CEO NEOs	1,394,384	1,861,833	3,033,227

(5)
Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price (or the Partnership’s unit price) at the end of each fiscal year shown and the beginning of the measurement period, and the beginning of the measurement period by (b) the Partnership’s unit price at the beginning of the measurement period. For each year in the table the beginning of the measurement period is December 31, 2021. For periods prior to July 11, 2024 (the date of the Conversion), the per unit price for the Partnership is shown, as the Company’s common stock was not traded.

(6)	The peer group used for this purpose is the following published industry index: S&P 400 Chemicals.
(7)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

Calumet, Inc. 48 2025 Proxy Statement

Pay Versus Performance
(8)
Adjusted EBITDA was the primary measurement used to link compensation to performance for fiscal 2024. Adjusted EBITDA is calculated as EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark-to-market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, extinguishment costs, premiums and penalties; (f) any net gain or loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) amortization of turnaround costs; (h) LCM inventory adjustments; (i) the impact of liquidation of inventory layers calculated using the LIFO method; (j) RINs mark-to-market adjustments; and (k) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.

Description of Certain Relationships Between Information Presented in the Pay Versus Performance Table
As described in more detail in the “Compensation Discussion & Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid, Cumulative TSR and Peer Group TSR

CAP vs. TSR
Compensation ($000s)
Total Shareholder Return on $100 Invested at Beginning of Period
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
$(20.00)
$3,886
$3,033
$4,564
$3,702
$1,862
$2,556
$1,394
$100.00
$127.88
$85.99
$135.38
$98.83
$166.82
$90.69
12/31/2021
2022
2023
2024
CEO Compensation Actually Paid to Mr. Borgmann
Average NEO Compensation Actually Paid
CEO Compensation Actually Paid to Mr. Mawer
Calumet value of $100 Invested 12/31/21
Peer Group value of $100 Invested 12/31/21

Calumet, Inc. 49 2025 Proxy Statement

Pay Versus Performance
Compensation Actually Paid and Net Income

Compensation Actually Paid and Adjusted EBITDA

Financial Performance Measures
As described in greater detail under “Compensation Discussion & Analysis — Overview — Objectives of Compensation Programs,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy, primarily based on Adjusted EBITDA performance. The most important financial performance measure used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance is Adjusted EBITDA.

Calumet, Inc. 50 2025 Proxy Statement

Director Compensation
Officers or employees who also serve as directors do not receive additional compensation for their service as a director. Each director who is not an officer or employee receives an annual fee as well as compensation for attending meetings of the Board and board committee meetings. Non-employee directors were entitled to fees and equity awards for 2024 that consisted of the following:
•	an annual fee of $130,000 for the Chair of the Board, and $80,000 for all other non-employee Board members;
•	an annual equity award in the form of restricted stock units, valued at approximately $195,000 for the Chair of the Board, and $100,000 for all other non-employee Board members;
•	a Lead Independent Director annual fee of $20,000;
•	an Audit Committee chair annual fee of $20,000;
•	a non-chair Audit Committee member annual fee of $10,000;
•	a Strategy and Growth Committee chair annual fee of $10,000;
•	a non-chair Strategy and Growth Committee annual fee of $5,000;
•	a Compensation Committee chair annual fee of $10,000;
•	a non-chair Compensation Committee annual fee of $4,000;
•	a Governance Committee chair annual fee of $12,000;
•	a non-chair Governance Committee annual fee of $7,500;
•	all other committee chair annual fee of $10,000; and
•	all other committee member annual fee of $2,500.
In addition, we reimburse each non-employee director for his or her out-of-pocket expenses incurred in connection with attending meetings of the Board or Board committees. Under certain circumstances, we will also indemnify each director for his or her actions associated with being a director to the fullest extent permitted under Delaware law.
Deferred Compensation Plan
Our directors are eligible to defer all or a portion of their fees earned into the Deferred Compensation Plan. When directors elect to defer any portion of their compensation into the plan, these deferred amounts are credited to the participant in the form of restricted stock units. The Compensation Committee may recommend a matching contribution for the deferred fees at its discretion. Restricted stock units credited to a participant’s account as either a deferral or a matching contribution carry distribution equivalent rights to be credited to the participant’s account in the form of additional restricted stock units. Matching contributions in the form of restricted stock units were credited to the accounts of each director who elected to defer all or a portion of their fees earned into the Deferred Compensation Plan for 2024 in the following number of restricted stock units: Mr. Carter, 2,195; Ms. Schumacher, 1,825; Mr. Raymond, 1,953; and Mr. Boss, 1,610.

Calumet, Inc. 51 2025 Proxy Statement

Director Compensation
The following table sets forth the compensation paid or provided to our non-employee directors for the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total
James S. Carter	$104,000	$134,667	$238,667
Daniel J. Sajkowski	$92,500	$100,000	$192,500
Amy M. Schumacher	$86,500	$128,833	$215,333
Stephen P. Mawer	$137,500	$195,000	$332,500
Daniel L. Sheets	$106,500	$100,000	$206,500
Paul C. Raymond III	$92,500	$130,833	$223,333
Jennifer G. Straumins	$87,500	$100,000	$187,500
John (“Jack”) G. Boss	$109,000	$125,433	$234,433
Karen A. Twitchell	$104,000	$100,000	$204,000

(1)
The amounts in this column include director fees which have been deferred under the Deferred Compensation Plan. During 2024, Messrs. Carter, Raymond, and Boss and Ms. Schumacher elected to defer some or all of their director fees.

(2)
The amounts in this column are calculated based on the aggregate grant date fair value of (i) annual restricted stock unit awards issued to non-employee directors serving on the board on the date the awards were granted, and (ii) matching restricted stock unit awards granted to those non-employee directors who deferred all, or a portion of, the fees they earned in 2024 pursuant to the Deferred Compensation Plan. The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. Please read Note 12 to our consolidated financial statements for the fiscal year ending December 31, 2024 included in our 2024 Form 10-K for a discussion of the assumptions used to determine the FASB ASC Topic 718 value of the awards. As of December 31, 2024, the following directors each held outstanding restricted stock units, including restricted stock units held under the Deferred Compensation Plan, as follows: Mr. Carter, 151,559; Mr. Sajkowski, 69,618; Ms. Schumacher, 139,939; Mr. Mawer, 373,630; Mr. Sheets, 111,819; Mr. Raymond, 56,631; Ms. Straumins, 17,478; Mr. Boss, 27,315; and Ms. Twitchell, 14,951.

Calumet, Inc. 52 2025 Proxy Statement

Director Compensation
Equity Compensation Plan Information
The following table sets forth information about our common stock that may be issued upon the exercise of options, warrants, and rights under our existing equity compensation plans as of December 31, 2024.

	EQUITY COMPENSATION PLAN INFORMATION
	(A)	(B)	(C)
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(2)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))(2)
Equity compensation plans approved by stockholders(1)	3,297,238	—	—
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	3,297,238	—	—

(1)	Represents securities under the Company’s Amended and Restated Long-Term Incentive Plan (the “LTIP”).
(2)
As of December 31, 2024, the LTIP contemplated the issuance or delivery of up to 8,483,960 shares of common stock to satisfy awards under the LTIP. The number of shares of common stock presented in column (A) represents the maximum amount of shares of common stock that may be delivered pursuant to outstanding awards under the LTIP as of December 31, 2024. If such maximum number of shares of common stock had been delivered pursuant to outstanding awards, no shares of common stock would have remained available for future delivery under column (C) as of December 31, 2024.

Calumet, Inc. 53 2025 Proxy Statement

Proposal 3
Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation
In accordance with Section 951 of the Dodd-Frank Act and the corresponding Securities and Exchange Commission rules, Calumet is seeking a non-binding advisory vote as to the frequency with which the approval of executive compensation vote be included as a proposal in the Proxy Statement and an agenda item at the Annual Meeting. Stockholders may cast a vote for every one, two, or three years, or abstain from voting on this proposal.
Calumet believes that an annual vote is most appropriate. The compensation of our named executive officers is reviewed, adjusted, and approved on an annual basis. The Board believes that the Company’s stockholders should likewise have the opportunity to provide their direct input on our executive compensation program on an annual basis. Accordingly, our Board recommends that future advisory votes to approve executive compensation continue to be held every year.
You may elect to have the vote held annually, every two years or every three years, or you may abstain. You are not voting to approve or disapprove the Board’s recommendation but for one of the four specified choices. The vote is advisory and non-binding. The Compensation Committee will consider the outcome of the vote, along with other relevant factors, in recommending a voting frequency to the Board for its adoption.

ONE YEAR
The Board recommends a vote for ONE YEAR on the frequency of future votes to approve executive compensation.

Calumet, Inc. 54 2025 Proxy Statement

Proposal 4
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2025, and, as a matter of good corporate governance, our stockholders are being asked to ratify this selection. If our stockholders do not ratify Grant Thornton’s appointment, the Audit Committee will consider changing our independent registered public accounting firm for 2026. Whether or not stockholders ratify Grant Thornton’s appointment, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change is appropriate. A representative of Grant Thornton is expected to be available at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if he or she desires to do so, and is expected to be available to respond to appropriate questions.

FOR
The Board recommends a vote FOR the foregoing resolution.

Calumet, Inc. 55 2025 Proxy Statement

Proposal 4 Ratification of Selection of Independent Registered Public Accounting Firm
Principal Accountant Fees and Services
The following table presents fees billed (in millions) for professional services rendered by our independent auditors, Grant Thornton and Ernst & Young LLP (“Ernst & Young”), who, as discussed below, served as the independent registered public accounting firm until March 1, 2024, for the audit of our annual consolidated financial statements for the years ended December 31, 2024 and December 31, 2023, respectively.

	2024 FEES	2023 FEES
Audit fees(1)	$2.7	$4.5
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$2.7	$4.5

(1)	Audit fees above include those related to our annual audit, audit of subsidiaries and quarterly review procedures.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Pursuant to the Audit Committee’s Charter and the Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee pre-approved all audit and permissible non-audit services provided by the independent registered public accounting firm described above. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. These services included audit services, audit-related services, tax services, and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report to the Audit Committee on a quarterly basis regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
Additional Information Regarding Change of Independent Auditor
As previously disclosed, on March 1, 2024, the Audit and Finance Committee of the board of the General Partner dismissed Ernst & Young as the Partnership’s independent registered public accounting firm. The reports of Ernst & Young on the Partnership’s financial statements for each of the two fiscal years ended December 31, 2022 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2022 and 2023 and the subsequent interim period preceding the dismissal of Ernst & Young, there were no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their reports on the financial statements for such years.
During the fiscal years ended December 31, 2022 and 2023, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that Ernst & Young issued an adverse opinion in their report on internal control over financial reporting as of December 31, 2023 as a result of the material weakness in the Partnership’s internal control over financial reporting that the Partnership reported in Part II, Item 9A of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 29, 2024, related to the Partnership’s accounting for and subsequent measurement of the redeemable noncontrolling interest.

Calumet, Inc. 56 2025 Proxy Statement

Proposal 4 Ratification of Selection of Independent Registered Public Accounting Firm
On March 1, 2024, the Audit and Finance Committee of the board of the General Partner engaged Grant Thornton as the Partnership’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
During the fiscal years ended December 31, 2022 and 2023, or during any subsequent interim period prior to the engagement of Grant Thornton, neither the Partnership nor anyone on its behalf consulted with Grant Thornton with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Partnership’s consolidated financial statements, and neither a written report nor oral advice was provided to the Partnership that Grant Thornton concluded was an important factor considered by the Partnership in reaching a decision as to any accounting, auditing, or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

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Proposal 4 Ratification of Selection of Independent Registered Public Accounting Firm
Report of the Audit Committee
The Audit Committee is composed of four directors who meet the independence and experience requirements of the listing rules of The Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the board of directors (the “Board”) of Calumet, Inc. (“Calumet”). The members of the Audit Committee are Mr. Carter (Chair), Mr. Boss, Mr. Sheets, and Ms. Twitchell. The Audit Committee met five times during 2024.
Management is responsible for the preparation, presentation, and integrity of Calumet’s financial statements, accounting, and financial reporting principles and internal controls and processes designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of Calumet’s consolidated financial statements and the effectiveness of Calumet’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing reports thereon.
The Audit Committee is responsible for oversight of Calumet’s accounting and financial reporting processes. The Audit Committee is also responsible for the appointment, compensation, and oversight of Calumet’s independent registered public accounting firm, including (i) annually evaluating the independent registered public accounting firm’s qualifications and performance, (ii) annually reviewing and confirming the independent registered public accounting firm’s independence, (iii) reviewing and approving the planned scope of the annual audit, (iv) overseeing the audit work of the independent registered public accounting firm, (v) reviewing and pre-approving any non-audit services that may be performed by the independent registered public accounting firm, which are considered in the evaluation of the independent registered public accounting firm’s independence, (vi) annually reviewing with Management and the independent registered public accounting firm the adequacy of Calumet’s internal control over financial reporting, (vii) annually reviewing Calumet’s critical accounting policies, and the application of accounting principles, and (viii) overseeing the conduct of the annual audit, including the oversight of the resolution of any issues identified by the independent registered public accounting firm. In evaluating the independent registered public accounting firm’s qualifications and performance and considering the independent registered public accounting firm for appointment, the Audit Committee considers the firm’s quality of engagement services, as well as the engagement team’s quality of audit services (including their knowledge, skills, and experience), the firm’s global capabilities and technical resources, the reasonableness of its fees, its communications with the Audit Committee, its independence, objectivity, and professional skepticism, its knowledge of Calumet, and its tenure as Calumet’s independent registered public accounting firm as well as regulatory reviews of the firm and the firm’s responses thereto. As part of this evaluation, the Audit Committee considers information provided by the firm as well as from Management, including from the Chief Financial Officer, Chief Accounting Officer, and Director of Internal Audit.
To consider the independence of Calumet’s independent registered public accountant, the Audit Committee has received from Grant Thornton LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Grant Thornton LLP their independence. In addition, the Audit Committee follows the applicable laws, rules, and regulations regarding the rotation of audit partners, including Rule 2-01 of Regulation S-X. The Audit Committee is involved in the selection of the audit partner when a rotational change is required.
During 2024, the Audit Committee met privately with Grant Thornton LLP to discuss the results of the audit, evaluations by the independent registered public accounting firm of Calumet’s internal control over financial reporting, and the quality of Calumet’s financial reporting. In addition, in connection with its regularly scheduled meetings, the Audit Committee met privately with each of Calumet’s Chief Financial Officer, General Counsel, Compliance Officer, and Director of Internal Audit to discuss various legal, accounting, auditing, and internal control over financial reporting matters.
The Audit Committee has reviewed and discussed the audited consolidated financial statements contained in Calumet’s Annual Report on Form 10-K for the year ended December 31, 2024 with Management. This review included a discussion of the

Calumet, Inc. 58 2025 Proxy Statement

Proposal 4 Ratification of Selection of Independent Registered Public Accounting Firm
accounting principles, reasonableness of significant judgments, and clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that Calumet’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and the Audit Committee has reviewed and discussed the consolidated financial statements with Grant Thornton LLP.
The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission (the “SEC”).
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Calumet’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

This report is submitted by the Audit Committee:

James S. Carter (Chair)
John (“Jack”) G. Boss
Daniel L. Sheets
Karen A. Twitchell

Calumet, Inc. 59 2025 Proxy Statement

Stock Ownership Information
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 14, 2025, except as otherwise indicated, by:
•	each current stockholder who is known by us to own beneficially more than 5% of our common stock;
•	each current director;
•	each of our named executive officers listed in the Summary Compensation Table in “Executive Compensation” elsewhere in this Proxy Statement; and
•	all current directors and Executive Officers as a group.
Shares of common stock that are issuable upon vesting of RSUs within 60 days of April 14, 2025 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such RSUs but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes following the table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
BENEFICIAL OWNERSHIP TABLE

	SHARES BENEFICIALLY OWNED
NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER(1)	PERCENT(1)
Greater Than 5% Stockholders
The Heritage Group(2)(3) 5400 W. 86th St. Indianapolis, Indiana 46268	14,675,402	17.07%
Calumet, Incorporated(3) 5400 W. 86th St. Indianapolis, Indiana 46268	1,934,287	2.25%
Adams Asset Advisors, LLC(4) 8150 N. Central Expwy #M1120 Dallas, Texas 75206	5,251,160	6.11%
Wasserstein Debt Opportunities Management, LP and related persons(5) 1185 Avenue of the Americas, 39th Floor New York, New York 10036	6,033,379	7.02%

Calumet, Inc. 60 2025 Proxy Statement

Stock Ownership Information

	SHARES BENEFICIALLY OWNED
NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER(1)	PERCENT(1)
John (“Jack”) G. Boss	25,000	*
James S. Carter	394,632	*
Stephen P. Mawer	287,307	*
Paul C. Raymond III	15,884	*
Daniel J. Sajkowski	161,959	*
Amy M. Schumacher (2)(6)	246,544	*
Daniel L. Sheets	66,824	*
Jennifer G. Straumins	1,184,589	*
Karen A. Twitchell	—	*
Karen Narwold	—	*
Julio Quintana	—	*
Todd Borgmann(7)	235,566	*
David A. Lunin(7)	2,500	*
Bruce A. Fleming(7)	587,498	*
Scott Obermeier(7)	224,150	*
Gregory J. Morical(7)	64,538	*
All current directors, director nominees and executive officers as a group (14 persons)	3,496,991	4.07%

*	Less than 1% of Calumet’s outstanding common stock.
(1)
The percentages are calculated using 86,621,470 outstanding shares of common stock on April 14, 2025, as adjusted pursuant to Rule 13d-3(d)(1)(i) of the Exchange Act. Pursuant to Rule 13d-3(d)(1), beneficial ownership information for each person also includes any shares of common stock that are issuable to such person upon vesting of RSUs within 60 days of April 14, 2025.

(2)
Twenty-nine grantor trusts indirectly own all of the outstanding general partner interests in The Heritage Group, an Indiana general partnership. The direct or indirect beneficiaries of the grantor trusts are members of the Fehsenfeld family. Each of the grantor trusts has five trustees, Fred M. Fehsenfeld, Jr., James C. Fehsenfeld, Nicholas J. Rutigliano, William S. Fehsenfeld, and Amy M. Schumacher, each of whom exercises equivalent voting rights with respect to each such trust. Each of Fred M. Fehsenfeld, Jr. and Amy M. Schumacher, who are directors of our Company, disclaims beneficial ownership of all of the common shares owned by The Heritage Group, and none of these common shares are shown as being beneficially owned by such directors in the table above. Of these common shares, 367,197 are owned by The Heritage Group Investment Company, LLC (“Investment LLC”). Investment LLC is under common ownership with The Heritage Group. The Heritage Group, although not the owner of the common shares, serves as the Manager of Investment LLC, and in that capacity has sole voting and investment power over the common shares. The Heritage Group disclaims beneficial ownership of the common shares owned by Investment LLC except to the extent of its pecuniary interest therein.

(3)
The common shares of Calumet, Incorporated are indirectly owned 45.8% by The Heritage Group and 5.1% by Fred M. Fehsenfeld, Jr. personally. Fred M. Fehsenfeld, Jr. was formerly a director of Calumet, Incorporated. Accordingly, 885,294 of the common shares owned by Calumet, Incorporated are also shown as being beneficially owned by The Heritage Group in the table above, and 97,971 of the common shares owned by Calumet, Incorporated are beneficially owned by Fred M. Fehsenfeld, Jr. The Heritage Group and Fred M. Fehsenfeld, Jr. disclaim beneficial ownership of all of the common shares owned by Calumet, Incorporated in excess of their respective pecuniary interests in such common shares.

(4)
Based on the Schedule 13G/A filed with the SEC on February 13, 2025. According to the Schedule 13G/A, Adams Asset Advisors has sole voting power over 3,721,215 common shares, shared voting power over 1,529,945 common shares and sole dispositive power over 5,251,160 common shares.

(5)
Based on the Schedule 13G/A filed with the SEC on March 19, 2025. According to the Schedule 13G/A, Wasserstein Debt Opportunities Management has shared voting power and shared dispositive power over 5,683,832 common shares. The general partner of Wasserstein Debt Opportunities Management is WDO Management GP, LLC (the “General Partner”). Rajay Bagaria is a control person of Wasserstein Debt Opportunities Management and manager of the General

Calumet, Inc. 61 2025 Proxy Statement

Stock Ownership Information
Partner, and could be deemed to share such indirect beneficial ownership with Wasserstein Debt Opportunities Management and the General Partner. Additionally, Mr. Bagaria personally owns 349,547 common shares, over which he has sole voting power and sole dispositive power, and such common shares are reflected in the table. Joseph Dutton is a control person of Wasserstein Debt Opportunities Management and could be deemed to share such indirect beneficial ownership with Wasserstein Debt Opportunities Management. Additionally, Mr. Dutton personally owns 3,305 common shares, over which he has sole voting power and sole dispositive power, and such common shares are reflected in the table. Mr. Bagaria and Mr. Dutton each disclaim any beneficial ownership of any such common shares of common shares representing limited partnership interest in excess of their actual pecuniary interest therein.
(6)	Includes common shares that are owned by the spouse and children of Amy M. Schumacher, for which she disclaims beneficial ownership.
(7)
Ownership of common share amounts for our named executive officers and other current executive officers excludes outstanding restricted stock unit awards, both vested and unvested as of April 14, 2025, which we expect to settle in common shares. Each such individual’s total beneficially owned common shares, vested restricted stock units, and unvested restricted stock units are set forth in the table below.

NAME	COMMON SHARES BENEFICIALLY OWNED	VESTED RSUS	UNVESTED RSUS	TOTAL
Todd Borgmann	235,566	94,271	438,501	768,338
David A. Lunin	2,500	1,890	93,331	97,721
Bruce A. Fleming	587,498	377,334	184,287	1,149,119
Scott Obermeier	224,150	—	73,427	297,577
Gregory J. Morical	64,538	40,433	78,685	183,656

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act, as amended, requires Calumet’s directors and executive officers, as well as beneficial owners of 10% or more of Calumet’s common stock, to report their holdings and transactions in Calumet’s securities. Based on information furnished to Calumet and contained in reports filed pursuant to Section 16(a), as well as written representations that no other reports were required for 2024, Calumet’s directors and executive officers filed all reports required by Section 16(a) on a timely basis, except for one transaction for Ryan Willman, due to an administrative error.

Calumet, Inc. 62 2025 Proxy Statement

Information About the Meeting
The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/CLMT2025 on June 10, 2025, at 9:00 a.m. Eastern Time.
Only holders of record of our common stock at the close of business on April 14, 2025, which is the record date, will be entitled to vote at the Annual Meeting. This Proxy Statement and related proxy materials were first made available to stockholders on April 28, 2025. Our 2024 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2024, is enclosed with this Proxy Statement for stockholders receiving a paper copy of proxy materials. This Proxy Statement, together with our 2024 Annual Report, can be accessed on our Investor Relations website at https://calumet.investorroom.com.
To attend the Annual Meeting, vote or submit questions during the Annual Meeting, stockholders of record will be required to visit the meeting website listed above and log in using their 16-digit control number included on their proxy card or Notice. Beneficial owners should review the proxy materials and their voting instruction form or Notice for how to vote in advance of, and how to participate in, the Annual Meeting. Specifically, if you are a beneficial owner and your voting instruction form or the Notice does not indicate that you may vote the shares through the www.proxyvote.com website, you should contact your bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” (which will contain a 16-digit control number that will allow you to attend, participate in, or vote at the Annual Meeting).
We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan to virtually attend the Annual Meeting. If you have already voted prior to the Annual Meeting, you may nevertheless change or revoke your vote at the Annual Meeting as described below. Only stockholders as of the record date (April 14, 2025) are entitled to virtually attend the Annual Meeting. Each stockholder may appoint only one proxyholder or representative to virtually attend on the stockholder’s behalf. On the day of the Annual Meeting, if you experience technical difficulties either during the check-in process or during the Annual Meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page. Stockholders may submit questions during the Annual Meeting on the Annual Meeting website. More information regarding the question and answer process, including the number and types of questions permitted and how questions will be recognized and answered will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website.
Each proxy received will be voted in accordance with the instructions specified in the proxy. Unless contrary instructions are specified, if the proxy is submitted (and not revoked) prior to the Annual Meeting, the shares of Calumet common stock represented by the proxy will be voted: (1) FOR the election of each of the four Class I director candidates nominated by the Board (Proposal 1); (2) FOR the non-binding, advisory resolution to approve Calumet’s executive compensation (Proposal 2); (3) ONE YEAR for the advisory vote on the frequency of future advisory votes to approve executive compensation (Proposal 3); (4) FOR the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal 4); and in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.
Voting Rights
At the close of business on the record date, we had 86,621,470 shares of common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote for each share held as of the record date.

Calumet, Inc. 63 2025 Proxy Statement

Information About the Meeting
Quorum, Effect of Abstentions and Broker Non-Votes, and Vote Required to Approve the Proposals
A majority of the voting power of our common stock outstanding and entitled to vote at the meeting, must be present or represented by proxy at the Annual Meeting in order to have a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion, but are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Abstentions occur when you provide voting instructions but instruct the broker to abstain from voting on a particular matter instead of voting for or against the matter.
If a quorum is present at the Annual Meeting, to be elected, a nominee for director shall be elected by a plurality of the votes cast. “Plurality” means that the individuals who receive the highest number of votes cast “FOR” are elected as directors. Under this voting standard, broker non-votes, if any, and votes that are withheld will not be counted as votes cast on the matter and will have no effect on the outcome of the election.
If a quorum is present at the Annual Meeting, approval of the proposals for:
•	the non-binding, advisory resolution to approve Calumet’s executive compensation (Proposal 2);
•	the non-binding, advisory vote on the frequency of future advisory votes to approve executive compensation (Proposal 3); and
•	the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (Proposal 4)
requires, in each case, the affirmative vote of the holders of at least a majority of the shares of the voting power of our common stock present or represented by proxy and entitled to vote on the matter. Under this voting standard, abstentions will have the effect of votes cast against the proposal, and broker non-votes will not affect the voting outcome.
For Proposal 3, there are four choices for stockholders: each year; every two years; every three years; and abstain. If none of the four choices for this proposal receive the affirmative vote of the holders of a majority of the shares of the voting power of our common stock present in person or represented by proxy and entitled to be voted on the proposal, the Board will consider the choice that receives the highest number of votes as the choice supported by our stockholders. As an advisory vote, our Board will consider that choice in determining whether to have an advisory vote to approve Calumet’s executive compensation each year, every two years, or every three years.
The inspector of elections appointed for the Annual Meeting will separately tabulate for and against votes, abstentions, and broker non-votes.
Adjournment of Annual Meeting
In the event that a quorum shall fail to attend the Annual Meeting, either present or represented by proxy at the Annual Meeting, the chair of the meeting may adjourn the Annual Meeting, or alternatively, the holders of a majority of the shares of our common stock entitled to vote who are present or represented by proxy may adjourn the Annual Meeting. Any such adjournment proposed by a stockholder or person named as a proxy would require the affirmative vote of the majority of the shares present or represented by proxy at the Annual Meeting.

Calumet, Inc. 64 2025 Proxy Statement

Information About the Meeting
Expenses of Soliciting Proxies
Calumet will bear the expense of soliciting proxies to be voted at the Annual Meeting. Following the original mailing of the Notice Regarding the Availability of Proxy Materials and paper copies of proxy materials, we and/or our agents may also solicit proxies by mail, telephone, electronic transmission, including email, or in person. Following the original mailing of the Notice Regarding the Availability of Proxy Materials and paper copies of the proxy materials, we will request that brokers, custodians, nominees, and other record holders of our shares forward copies of the proxy materials to persons for whom they hold shares and request authority for the exercise of proxies. In such cases, we will reimburse the record holders for their reasonable expenses if they ask us to do so.
Internet and Telephone Voting
If you hold your shares as a stockholder of record as of the record date, you can simplify your voting process and save the Company expense by voting your shares by telephone at (800) 690-6903 or on the internet at www.proxyvote.com 24 hours a day, seven days a week. Telephone and internet voting are available through 11:59 p.m. Eastern Time on June 9, 2025. More information regarding internet voting is given on the Notice Regarding the Availability of Proxy Materials. If you hold your shares as of the record date through an intermediary, such as a bank or broker, the intermediary should provide you with separate instructions on a form you will receive from them. Many such intermediaries make telephone or internet voting available, but the specific processes available will depend on those intermediaries’ individual arrangements.
Revocability of Proxies
If you hold your shares as a stockholder of record, you may revoke any proxy that is not irrevocable by attending and voting at the Annual Meeting or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Company. If you hold your shares through an intermediary, such as a bank or broker, you must follow the instructions provided by the intermediary to change or revoke your voting instructions.
Householding
A number of brokerage firms have instituted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the firm delivers only one copy of the Notice Regarding the Availability of Proxy Materials or one copy of this Proxy Statement, together with our 2024 Annual Report, as the case may be, to multiple stockholders who share the same address and have the same last name, unless it has received contrary instructions from an affected stockholder. If your shares are held in “street name” and you would like to receive only one copy of these materials (instead of separate copies) in the future, please contact your bank, broker, or other holder of record to request information about householding. If you would like to receive an individual copy of the Notice Regarding the Availability of Proxy Materials or an individual copy of this Proxy Statement, together with our 2024 Annual Report, as the case may be, now or in the future, we will promptly deliver these materials to you upon request to Calumet, Inc., 1060 N Capitol Ave., Suite 6-401, Indianapolis, IN 46204, Attention: John Kompa or by phone at (317) 328-5660.

Calumet, Inc. 65 2025 Proxy Statement

Other Information
Stockholder Proposals and Nominations for the 2026 Annual Meeting of Stockholders
We strongly encourage any stockholder interested in submitting a stockholder proposal to contact our Secretary in advance of the applicable deadline described below to discuss the proposal. Our Governance Committee reviews all stockholder proposals and makes recommendations to the Board for action on such proposals. For information on recommending individuals for consideration as director nominees, see “Corporate Governance-Board Structure and Operations” elsewhere in this Proxy Statement.
Proposals for Inclusion in Proxy Statement
Under Rule 14a-8 of the Exchange Act, some stockholder proposals may be eligible for inclusion in our Proxy Statement for our 2026 Annual Meeting of Stockholders (other than nominees for director). These stockholder proposals must comply with Rule 14a-8 and must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8, to our Secretary at Calumet, Inc., 1060 N Capitol Ave., Suite 6-401, Indianapolis, IN 46204. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received. We must receive all submissions no later than 5:00 p.m. Eastern Time on December 29, 2025. Submitting a stockholder proposal does not guarantee that we will include it in our Proxy Statement for our 2026 Annual Meeting of Stockholders.
Other Proposals and Nominations
Our Bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of our stockholders, but which are not included in our Proxy Statement for that meeting. Under the advance notice provisions of our Bylaws, written notice of any such nominations for directors or other business proposals must be delivered to our Secretary at Calumet, Inc., 1060 N Capitol Ave., Suite 6-401, Indianapolis, IN 46204, no earlier than 5:00 p.m. Eastern Time on February 10, 2026 and no later than 5:00 p.m. Eastern Time on March 12, 2026. The notice must include the information required by these advance notice provisions. If our 2025 Annual Meeting of Stockholders is held more than 30 days before or more than 60 days after the anniversary of our 2025 Annual Meeting of Stockholders, a stockholder seeking to nominate a candidate for election to the Board or propose any business at our 2026 Annual Meeting of Stockholders, pursuant to these advance notice provisions, must submit notice of any such nomination or proposed business or no earlier than 5:00 p.m. Eastern Time on the 120th day prior to our 2026 Annual Meeting of Stockholders and no later than 5:00 p.m. Eastern Time on the later of the 90th day prior to our 2026 Annual Meeting of Stockholders or the 10th day following the day on which the date of our 2026 Annual Meeting of Stockholders is first publicly announced by us. These advance notice provisions are separate from the requirements that a stockholder must meet in order to have proposal included in the Proxy Statement.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Calumet’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 5:00 p.m. Eastern Time, April 13, 2026 (or, if the 2026 Annual Meeting of Stockholders is called for a date that is more than 30 days before or more than 30 days after such anniversary date, then notice must be provided not later than the close of business on the later of 60 calendar days prior to the

Calumet, Inc. 66 2025 Proxy Statement

Other Information
2026 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the 2026 Annual Meeting of Stockholders is first made by the Company). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our Bylaws as described above.
Other Business
The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, the proxies received will be voted in accordance with the best judgment of the persons voting such proxies.
Whether or not you expect to attend the Annual Meeting, please complete the proxy electronically as described on the Notice Regarding the Availability of Proxy Materials and under “Information About the Meeting-Internet and Telephone Voting” in this Proxy Statement, or alternatively, if you have received paper copies of our proxy materials, please complete, date, sign, and promptly return the proxy card or voting instruction form in the enclosed postage paid envelope or cast your vote by phone so that your shares may be represented at the Annual Meeting.
Communicating with Calumet
Visit our main website at https://calumet.com for additional information regarding our products and services, capabilities, technologies, and customer support. Our Investor Relations website at https://calumet.investorroom.com contains key corporate governance documents, financial information, links to our SEC filings, and a copy of this Proxy Statement, together with our 2024 Annual Report. References to our 2024 Annual Report and website references throughout this Proxy Statement (including any hyperlinks) are provided for convenience only, and the contents in our 2024 Annual Report and on the websites are not incorporated by reference into this Proxy Statement.
A copy of this Proxy Statement, together with our 2024 Annual Report, will be sent without charge to any stockholder who requests it. Please direct your requests to Calumet Investor Relations at john.kompa@calumetspecialty.com (and specify your mailing address).
If you have any questions concerning the Annual Meeting or the proposals to be voted on at the Annual Meeting, you may submit your questions to the following address:
Calumet, Inc.
Attention: Investor Relations
1060 N Capitol Ave
Suite 6-401
Indianapolis, IN 46204-1044
or via email at john.kompa@calumetspecialty.com

Phone: +1 (317) 328-5660
If you have any questions concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer shares, and similar issues, please contact our transfer agent Computershare by calling (800) 736-3001 (U.S.) or +1 (781) 575-3100 (outside the U.S.), or by accessing their website at https://www.computershare.com/investor.
If you have any questions concerning accounts of stockholders who hold their shares through an intermediary, such as a bank or broker, please contact the intermediary.

Calumet, Inc. 67 2025 Proxy Statement

CALUMET

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CLMT2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71947-P28683

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CALUMET, INC.

The Board of Directors recommends you vote FOR all of the following director nominees:

	For All	Withhold All	For All Except
1. Election of Class I Director Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John ("Jack") G. Boss
02) Stephen P. Mawer
03) Karen Narwold
04) Julio Quintana

The Board of Directors recommends you vote FOR Proposal 2:

	For	Against	Abstain
2. To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 Year on Proposal 3:

	1 Year	2 Years	3 Years	Abstain
3. To vote, on a non-binding, advisory basis, on the frequency of future stockholder advisory votes to approve the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 4:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and 2025 Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.

V71948-P28683

CALUMET, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 10, 2025 9:00 AM EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Todd Borgmann, David Lunin and Gregory Morical, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CALUMET, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM Eastern Time, on June 10, 2025, virtually at www.virtualshareholdermeeting.com/CLMT2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the above named proxies will vote "FOR" the election of all the director nominees listed under Proposal 1, "FOR" Proposal 2, "1 YEAR" on Proposal 3, and "FOR" Proposal 4. In their discretion, the above named proxies are authorized to vote on any other matter as may properly come before the Annual Meeting or any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any director nominee named in Proposal 1 becomes unable to serve or for good cause will not serve).

Continued and to be signed on reverse side